UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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WINDROSE MEDICAL PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

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3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2006

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Company”), on Thursday, May 18, 2006, at 3:30 p.m. (Eastern Time), at the Holiday Inn, 3850 DePauw Boulevard, Indianapolis, Indiana 46268, to consider and take action to:

1.	Elect three persons to the Board of Trustees as Class I trustees (to serve for a term of three years and until their successors are duly elected and qualify);

2.	Approve an amendment to the Company’s Articles of Amendment and Restatement of its Declaration of Trust to declassify the Board of Trustees, provide for an annual election of all trustees beginning in 2007 and limit the size of the Board of Trustees to no less than seven and no more than 10 trustees;

3.	Approve the amendment and restatement of the 2002 Stock Incentive Plan;

4.	Approve the Employee Share Purchase Plan;

5.	Ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006; and

6.	Transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Trustees of the Company has fixed the close of business on March 20, 2006, as the record date for determining the common shareholders entitled to notice of, and to vote at, the Annual Meeting.

The Board of Trustees appreciates and encourages your participation at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your common shares be represented. Accordingly, please complete, sign, date and return the enclosed proxy card or vote by telephone or over the Internet as soon as possible. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

By order of the Board of Trustees,

Daniel R. Loftus,
Executive Vice President, Secretary and General Counsel

Indianapolis, Indiana
April 12, 2006

ii

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

The enclosed proxy is being solicited by the Board of Trustees (the “Board”) of Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006, at 3:30 p.m. (Eastern Time), at the Holiday Inn, 3850 DePauw Boulevard, Indianapolis, Indiana 46268, and at any adjournment or postponement thereof.

The accompanying Notice of Annual Meeting, this proxy statement and the enclosed proxy card will first be mailed on or about April 12, 2006 to common shareholders of record as of the close of business on March 20, 2006.

The Company will bear all of the costs of this proxy solicitation. In addition to this proxy solicitation by mail, the Company’s trustees, executive officers and employees, for no additional compensation, may solicit proxies by telephone, personal interviews or otherwise. The Company has hired Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $6,500. Morrow & Co., Inc. may solicit proxies by telephone, personal interviews or otherwise. The Company will also reimburse Morrow & Co., Inc. for its expenses in connection with this proxy solicitation. The Company will also reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of the Company’s common shares.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, you should not rely on that information or representation as having been authorized by the Company. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given on the enclosed proxy card, unless the proxy is revoked before the Annual Meeting.

The principal executive office of the Company is located at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268. The Company maintains an Internet web site at www.windrosempt.com. Information on, or connected to, the Company’s web site is not and should not be considered part of this proxy statement.

Purposes of the Annual Meeting

The principal purposes of the Annual Meeting are to take the following actions:

•	Proposal One — elect three persons to the Board as Class I trustees (to serve for a term of three years and until their successors are duly elected and qualify);

•	Proposal Two — approve an amendment to the Company’s Articles of Amendment and Restatement of its Declaration of Trust (the “Charter”) to declassify the Board, provide for an annual election of all trustees beginning in 2007 and limit the size of the Board of Trustees to no less than seven and no more than 10 trustees (the “Charter Amendment”);

•	Proposal Three — approve the amendment and restatement of the 2002 Stock Incentive Plan (the “Plan”);

•	Proposal Four — approve the Employee Share Purchase Plan (the “ESPP”);

•	Proposal Five — ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006; and

•	Proposal Six — transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board knows of no other matters other than those stated above to be brought before the Annual Meeting.

VOTING

How to Vote Your Shares

Common shares that you own through a bank, broker or other nominee, such as a broker or mutual fund, must be voted in accordance with instructions that you will receive directly from the nominee. You may vote common shares that you own in your own name at the Annual Meeting by casting your vote in person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the Annual Meeting. If you own your common shares in your own name and cannot attend the Annual Meeting in person, or you wish to have your shares voted by proxy even if you do attend the Annual Meeting, you may vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid, self-addressed envelope. The Board has appointed Frederick L. Farrar, President, Chief Operating Officer and Treasurer of the Company, and Daniel R. Loftus, Executive Vice President, Secretary and General Counsel of the Company, to serve as “proxies” to vote your common shares at the Annual Meeting in accordance with your instructions. Properly signed, dated and returned proxy cards will be voted in accordance with the instructions contained therein. If the proxy card is signed, dated and returned, but you do not specify how your common shares should be voted, the proxies will vote “for” each of Proposals One through Five, and in such manner as the proxies, in their discretion, determine upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

How to Vote Via Telephone or Internet

If your common shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), you will receive instructions on voting your common shares from that nominee. A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. Telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote and confirm that your vote was properly recorded. The giving of a proxy by telephone or via the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting and you hold your shares in your own name. If you vote by Internet, you may incur costs, such as usage charges from your Internet access provider or telephone company (e.g., online fees). Please do not return the enclosed proxy card if you are voting by telephone or over the Internet.

Consent to Electronic Delivery of Future Annual Meeting Materials

If you vote your common shares via the Internet, you can consent to electronic delivery of the Company’s future proxy statements, proxy cards and annual reports by responding affirmatively to the request for your consent when the Internet voting instructions prompt you to do so.

If you hold your common shares in your own name, or if your bank, broker or other nominee does not provide for Internet voting, and you wish to consent to electronic delivery of the Company’s future proxy statements, proxy cards and annual reports, please contact the Company’s Investor Relations department in writing at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, by telephone at (317) 860-8180, or through the Company’s Internet web site at www.windrosempt.com. Information contained on, or connected to, the Company’s Internet website is not and should not be considered a part of this proxy statement.

If you consent to electronic delivery of the Company’s future proxy statements, proxy cards and annual reports, and the Company elects to deliver future proxy statements, proxy cards and annual reports electronically, you will receive a notice (by electronic or regular mail) explaining how to access these materials. You may not receive paper copies of some or all of these materials through the mail. Your consent will be effective until you revoke it. By consenting to electronic delivery you are stating to the Company that you currently have access to the Internet and expect to have access in the future. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report. Because you may find electronic delivery and voting fast and convenient, and because it could save the Company a significant portion of the costs associated with soliciting proxies, including printing and mailing costs, the Company encourages you to consent to electronic delivery of its future proxy statements, proxy cards and annual reports.

How to Revoke Your Proxy

If you have already returned your duly authorized proxy to the Company, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following actions:

•	by notifying the Company’s Secretary in writing that you would like to revoke your proxy;

•	by completing a proxy with a later date and by returning it to the Company’s Secretary at or before the Annual Meeting; or

•	by attending the Annual Meeting and voting in person. (Note, however, that your attendance at the Annual Meeting, by itself, will not revoke a proxy you have already returned to the Company. You must also vote your shares in person at the Annual Meeting to revoke an earlier proxy.)

You may obtain an additional proxy card by calling Continental Stock Transfer and Trust Company at (212) 509-4000.

If the common shares that you own are held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you may revoke your proxy.

Record Date for the Annual Meeting; Who Can Vote at the Annual Meeting

Only common shareholders of record as of the close of business on March 20, 2006, which is referred to in this proxy statement as the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the record date, the Company had outstanding 17,790,036 common shares of beneficial interest, par value $0.01 per share. Common shareholders as of the record date will be entitled to one vote per common share on each matter properly submitted at the Annual Meeting. Cumulative voting for the election of trustees is not permitted.

Quorum

The holders of a majority of the outstanding common shares as of the record date, present in person or by proxy and entitled to vote, will constitute a quorum for purposes of transacting business at the Annual Meeting. If you have returned a properly executed proxy or you own your common shares in your own name as the holder of record and attend the Annual Meeting in person, your common shares will be counted for the purpose of determining whether there is a quorum at the Annual Meeting. For purposes of determining whether a quorum is present at the Annual Meeting, duly executed proxies marked “withhold authority” or “abstain” will be counted. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained. Because there were 17,790,036 common shares outstanding at the close of business on March 20, 2006, the presence (in person or by proxy) of holders of 8,895,019 common shares will constitute a quorum.

Explanation of Broker Non-Votes

Under the applicable New York Stock Exchange (“NYSE”) rules, brokers, banks or other nominees holding the Company’s common shares for beneficial owners in “street” name must vote those common shares according to the specific instructions they receive from the beneficial owners. However, brokers, banks or other nominees holding common shares for a beneficial owner may not receive specific voting instructions from the beneficial owner and, under the NYSE’s rules, may not have discretionary voting power on “non-routine” matters. If specific voting instructions are not provided by the beneficial owner to the broker, bank or other nominee with respect to a proposal considered by the NYSE to be a “non-routine” matter, the broker, bank or other nominee may not vote on the non-routine proposal. This results in what is known as a “broker non-vote.”

Since the NYSE deems Proposal One, Proposal Two and Proposal Five to be “routine” matters for which specific voting instructions from beneficial owners are not required, no broker non-votes will arise in these contexts. However, broker non-votes may arise in the context of Proposal Three and Proposal Four because the NYSE deems these proposals to be “non-routine” matters. Unless specific voting instructions are provided by the beneficial owner with respect to Proposal Three and Proposal Four, brokers, banks and other nominees holding common shares in “street name” will be unable to vote on these proposals at the Annual Meeting.

If you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may either (1) vote your common shares on “routine” matters, or (2) leave your common shares unvoted. To be certain that your common shares are voted at the Annual Meeting, the Board encourages you to provide specific voting instructions to your broker or return your proxy.

PROPOSAL ONE — ELECTION OF TRUSTEES

Election of Trustees

The Company’s Charter currently provides that the trustees be divided into three classes, as nearly equal in number as possible. One class of trustees is elected at each annual meeting to hold office for a term of three years and until their successors are duly elected and qualify. The Board currently has seven members serving as trustees.

On March 1, 2006, the Board, upon the recommendation of the Nominating and Governance Committee, elected Robert L. Bowen to the Board as a Class I trustee. Mr. Bowen was elected to fill a vacancy created on the Board that resulted from the resignation of Stephen Goldsmith, a former Class II trustee. Because the Company’s shareholders would not have an opportunity to elect Mr. Bowen to the Board until the 2007 annual meeting of shareholders if Mr. Bowen was elected to fill the Class II vacancy, the Board believed that it was in the best interests of the Company and its shareholders to eliminate the Class II vacancy, create a Class I vacancy and elect Mr. Bowen to the Board as a Class I trustee. As a Class I trustee, shareholders will have an opportunity to vote on Mr. Bowen’s election to the Board at the Annual Meeting.

On March 1, 2006, the Board, upon the recommendation of the Nominating and Governance Committee, nominated Bruce M. Jacobson and Bryan A. Mills, along with Mr. Bowen, for election to the Board as Class I trustees to serve until the 2009 annual meeting of shareholders. Messrs. Bowen, Jacobson and Mills currently serve as trustees of the Company.

Shareholders are also being asked to approve the Charter Amendment at the Annual Meeting. See “Proposal Two — Approval of the Charter Amendment.” If the Charter Amendment is approved at the Annual Meeting, classes of trustees will be eliminated effective at the 2007 annual meeting of shareholders. To effectuate the declassification of the Board, the nominees for election as Class I trustees to serve until the 2009 annual meeting of shareholders (Messrs. Bowen, Jacobson and Mills) and the present Class III trustees elected to serve until the 2008 annual meeting of shareholders (Messrs. Klipsch and Maraman) have agreed to resign effective at the 2007 annual meeting of shareholders and stand for re-election at the 2007 annual meeting of shareholders along with the present Class II trustees elected to serve until the 2007 annual meeting of shareholders (Ms. Wojtowicz and Mr. Zink).

Required Vote

Under the Company’s Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is required to elect a trustee. Under Maryland law, proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote with respect to Proposal One. No broker non-votes will arise in the context of Proposal One. See “Voting — Explanation of Broker Non-Votes” above.

Unless otherwise directed in the proxy, each of the proxies named in the enclosed proxy card will vote “for” the election of Messrs. Bowen, Jacobson and Mills as Class I trustees. Each nominee has indicated his willingness to serve if elected. While not anticipated, if any nominee becomes unavailable or unwilling to serve as a trustee for any reason, each of the proxies named in the enclosed proxy card will vote for an alternate trustee nominee who will be recommended by the Nominating and Governance Committee and approved by the Board.

The Board of Trustees recommends that shareholders vote “FOR” the election of each of the nominees as Class I trustees.

The Company’s Board of Trustees

The following table lists the nominees for election as Class I trustees, the present Class II trustees and the present Class III trustees. All nominees for election as Class I trustees are currently members of the Board.

		Principal Occupation		Year First
		and, if Applicable,	Year Term	Appointed
		Present Position	Will	or Nominated
Name	Age	with the Company	Expire(1)	as Trustee

Nominees for Election as Class I Trustees to Serve Until 2009:
Robert L. Bowen(2)	68	Chairman and Chief Executive Officer of Bowen Engineering Corporation	2009	2006

Bruce M. Jacobson(2)	56	Senior Vice President of KSM Business Services	2009	2002

Bryan A. Mills(2)	45	Chief Executive Officer of Visionary Enterprises, Inc.	2009	2005
Present Class II Trustees Elected to Serve Until 2007:

Jean L. Wojtowicz(2)	47	Principal and President of Cambridge Capital Management Corp.	2007	2004

Darell E. Zink, Jr.(2)	59	Chief Executive Officer of Triton Pacific Investment Management, LLC	2007	2004
Present Class III Trustees Elected to Serve Until 2008:

Fred S. Klipsch	64	Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc.	2008	2002

David L. Maraman(2)(3)	57	Executive Vice President and Chief Credit Officer of First Indiana Bank, N.A.	2008	2002

(1)	Assumes that the Charter Amendment has not been approved. If the Charter Amendment described in Proposal Two is approved at the Annual Meeting, classes of trustees will be eliminated effective at the 2007 annual meeting of shareholders and all trustees will be elected at the 2007 annual meeting of shareholders for a term expiring at the 2008 annual meeting.

(2)	Independent pursuant to the Corporate Governance Rules of the NYSE.

(3)	Lead independent trustee for the year ended December 31, 2005 and for the year ending December 31, 2006.

Biographies of Trustees

Robert L. Bowen, Class I trustee nominee trustee, age 68.  Mr. Bowen has served as a trustee since March 2006. Since 1967, Mr. Bowen has served as Chairman and Chief Executive Officer of Bowen Engineering Corporation, an engineering company that provides design-build general construction, construction management and self-perform services throughout the Midwest. Mr. Bowen graduated from Purdue University with a B.S. in civil engineering (1964).

Bruce M. Jacobson, Class I trustee nominee, age 56.  Mr. Jacobson has served as a trustee since the completion of the Company’s initial public offering in August 2002. Since January 2003, Mr. Jacobson has served as Senior Vice President of KSM Business Services, an affiliate of Katz, Sapper & Miller, LLP. From June 1971 to December 2002, Mr. Jacobson was a partner at Katz, Sapper & Miller, LLP, a public accounting firm. He currently serves as Chairman of the Central Indiana Boy Scouts Endowment Trust and is a past Chairman of Goodwill Industries of Central Indiana. Mr. Jacobson graduated from Indiana University with a B.S. in business and accounting (1971).

Fred S. Klipsch, Class III trustee, age 64.  Mr. Klipsch also serves as the Company’s Chairman of the Board and Chief Executive Officer, a position he has held since the Company’s formation in 2002. Mr. Klipsch also serves as Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc., a position he has held since 1989. From 1990 to May 2002, Mr. Klipsch served as Chief Executive Officer and Chairman of the Board of Klipsch Audio Technologies and continues to serve as Chairman of the Board of that company. Since 1990, Mr. Klipsch has served as Chairman of the Board and Chief Executive Officer of Klipsch Lanham Investments. Mr. Klipsch graduated from Purdue University (1964) and received his M.B.A. from California State University at Long Beach (1968).

David L. Maraman, Class III trustee, age 57.  Mr. Maraman has served as a trustee since the completion of the Company’s initial public offering in August 2002. Since August 2003, Mr. Maraman has served as Executive Vice President and Chief Credit Officer of First Indiana Bank, N.A. Prior to that, Mr. Maraman served as Chairman and Chief Executive Officer of CIB Bank from March 1998 to July 2003. Mr. Maraman serves on the board of the Welborn Hospital Foundation. Mr. Maraman graduated from Western Kentucky University with a B.S. in finance (1970) and is a graduate of the Stonier Graduate School of Banking, Rutgers, The State University of New Jersey (1981).

Bryan A. Mills, Class I trustee nominee, age 45.  Mr. Mills has served as a trustee since February 2005. Since 1992, Mr. Mills has served as Chief Executive Officer of Visionary Enterprises, Inc., where he has been employed since 1987. Mr. Mills graduated from Ball State University with a B.S. in accounting (1982).

Jean L. Wojtowicz, Class II trustee, age 47.  Ms. Wojtowicz has served as a trustee since April 2004. Since 1983, Ms. Wojtowicz has served as a Principal and President of Cambridge Capital Management Corp., a consulting and venture capital firm. Since 1996, Ms. Wojtowicz has served on the board of Vectren Corporation and First Merchants Corporation. Ms. Wojtowicz is a member of First Merchants Corporation’s audit committee. Ms. Wojtowicz graduated from the University of Wisconsin with a B.A. in business administration (1979).

Darell E. Zink, Jr., Class II trustee, age 59.  Mr. Zink has served as a trustee since July 2004. Since October 2004, Mr. Zink has served as the Chief Executive Officer of Triton Pacific Investment Management, LLC. Prior to that, Mr. Zink served as Vice Chairman of Duke Realty Corporation from January 2004 to October 2004 and as Executive Vice President and Chief Financial Officer of Duke Realty Corporation from June 1982 to December 2003. Mr. Zink has served as the Chief Executive Officer of HKZ Enterprises, LLC since September 2004. Presently, Mr. Zink serves as a director of Fifth Third Bank. Mr. Zink received his B.A. from Vanderbilt University (1968), his M.B.A. from the University of Hawaii (1973) and his J.D. from Indiana University (1976).

PROPOSAL TWO — APPROVAL OF THE CHARTER AMENDMENT

Overview

Section 5.2 of the Company’s Charter provides that the number of trustees may be increased or decreased only by the Board pursuant to the Bylaws. In addition, the Charter provides that the trustees shall be divided into three classes, with one class of trustees elected annually for a three-year term at each annual meeting of shareholders. This structure has been in place since the completion of the Company’s initial public offering in August 2002.

Description of the Charter Amendment

At the Annual Meeting, shareholders are being asked to approve the Charter Amendment. The text of the Charter Amendment, as declared advisable and in the best interests of the Company and its shareholders by the Board, is attached to this proxy statement as Appendix A. The description of the Charter Amendment that follows is qualified in its entirety by the actual text of the Charter Amendment.

If approved, the Charter Amendment will amend and restate Section 5.2 of the Company’s Charter, in its entirety. The primary purposes of the Charter Amendment are to:

•	eliminate the classes of trustees;

•	reduce the terms of all trustees from three years to one year; and

•	provide for an annual election of all trustees beginning in 2007.

In addition, the Charter Amendment will limit the size of the Board. Pursuant to the Charter Amendment, the Board may not consist of less than seven nor more than 10 trustees. Notwithstanding the preceding sentence, the foregoing requirement will not be applicable for a period of up to 180 days following the date that the number of trustees falls below seven or exceeds 10 trustees, for any reason.

During 2005, the Nominating and Governance Committee and the Board conducted a review of the Company’s corporate governance structure. During that review, the Nominating and Governance Committee and the Board discussed and considered the advantages and disadvantages of staggered three-year terms for trustees and holding an annual election for all trustees. As a result of these discussions and discussions with members of the Company’s management, the Nominating and Governance Committee recommended, and the Board adopted, the Charter Amendment, subject to approval by the shareholders. The Board has declared the Charter Amendment advisable and in the best interests of the Company and its shareholders and has directed that the Charter Amendment be submitted to the shareholders for their consideration and approval at the Annual Meeting.

The Board believes that the Company’s current classified board with trustees elected to staggered three-year terms may discourage proxy contests, in which shareholders have an opportunity to vote for a competing slate of nominees, because the entire Board cannot be replaced at a single annual or special meeting of shareholders. The Board believes that eliminating the classified board and reducing the terms of all trustees from three years to one year will make it easier for shareholders to affect changes in the composition of the Board and could lead to changes in the Company’s management that shareholders deem to be in their interest. Approval of the Charter Amendment could also encourage transactions that shareholders may deem to be in their best interests, including a change of control of the Company.

The Board believes that a non-classified board with all trustees elected on an annual basis better ensures that the Company’s corporate governance policies maximize accountability to shareholders. Because there is no limit to the number of terms an individual may serve, the Board believes that continuity and stability of the Board’s membership, the Company’s policies and long-term strategic planning should not be affected if the Charter Amendment is approved. The Board is submitting this proposal as part of its ongoing corporate governance initiative, and it is neither the result of any effort to unseat incumbent trustees nor the result of any effort by any person to take control of the Company’s Board.

If the shareholders approve the Charter Amendment at the Annual Meeting, the Company’s management has been authorized by the Board to prepare, execute and file with the State Department of Assessments and Taxation of the State of Maryland Articles of Amendment to the Company’s Charter in the form attached to this proxy statement as Appendix A.

If the Charter Amendment is approved at the Annual Meeting, classes of trustees will be eliminated effective at the 2007 annual meeting of shareholders. To effectuate the declassification of the Board, the nominees for election as Class I trustees to serve until the 2009 annual meeting of shareholders (Messrs. Bowen, Jacobson and Mills) and the present Class III trustees elected to serve until the 2008 annual meeting of shareholders (Messrs. Klipsch and Maraman) have agreed to resign effective at the 2007 annual meeting and stand for re-election along with the present Class II trustees elected to serve until the 2007 annual meeting of shareholders (Ms. Wojtowicz and Mr. Zink). In addition, any trustee appointed by the Board to fill any vacancy or newly created trusteeship prior to the 2007 annual meeting of shareholders will hold office for a term to expire at the 2007 annual meeting of shareholders if the shareholders approve the Charter Amendment.

If the shareholders do not approve the Charter Amendment, (i) the trustees will remain classified with the classes of trustees elected to staggered three-year terms, (ii) the nominees for election as Class I trustees, if elected, will serve until the 2009 annual meeting or until their successors are duly elected and qualify, and (iii) neither the Class I trustees nor the Class III trustees will resign effective at the 2007 annual meeting of shareholders.

Required Vote

Unless otherwise directed in the enclosed proxy card, the proxies will vote “for” the approval of the Charter Amendment. The affirmative vote of two-thirds of all the votes entitled to be cast on the matter is required to approve the Charter Amendment. For purposes of the vote on the Charter Amendment, abstentions will have the same effect as votes against the Charter Amendment, although abstentions will be considered present for the purpose of determining the presence of a quorum. Broker non-votes will not arise in the context of Proposal Two. See “Voting — Explanation of Broker Non-Votes” above.

The Board of Trustees recommends that you vote “FOR” the approval of the Charter Amendment.

PROPOSAL THREE — AMENDMENT AND RESTATEMENT
OF THE 2002 STOCK INCENTIVE PLAN

Overview

The Board proposes that the shareholders approve the amendment and restatement of the Company’s 2002 Stock Incentive Plan (the “Plan”). The Plan was approved by the Company’s initial shareholder prior to the completion of the Company’s initial public offering in August 2002. On December 20, 2005 and March 1, 2006, the Board approved the amendment and restatement of the Plan, subject to approval by the shareholders.

The Board believes that the Plan has furthered the Board’s philosophy of closely aligning the interests of the Company’s shareholders and management through compensation awards paid in the form of equity interests in the Company that encourage and reward performance. The awards that have been made under the Plan are an integral part of the Company’s total compensation program and compensation philosophy that combines salary, bonus and long-term equity incentives to encourage management strategies and actions that will continue to build shareholder value.

Approval of the amendment and restatement of the Plan will enable the Company to continue to provide these important incentive award opportunities. The proposed amendment and restatement of the Plan also will more closely align the terms of the Plan to the Compensation Committee’s philosophy regarding the design of long-term equity incentives.

If the amended and restated Plan is approved by the shareholders at the Annual Meeting, it will become effective without further action as of March 1, 2006 and will continue until terminated by the Board. The more significant features of the amended and restated Plan have been summarized below. This summary description is qualified in its entirety by reference to the full text of the amended and restated Plan, which is attached as Appendix B to this proxy statement. If the amended and restated Plan is not approved by the Company’s shareholders at the Annual Meeting, the current Plan will remain in effect until all shares authorized under the current Plan have been issued or until the Plan is terminated by the Board.

Amendments to the Plan

The following is a summary of the material amendments to the Plan that would be effected by the amendment and restatement of the Plan. The proposed amendments to the Plan would:

•	increase the maximum aggregate number of common shares issuable under the Plan to 2,000,000 shares, an increase of 1,200,000 common shares;

•	increase the maximum aggregate number of common shares issuable under the Plan as stock awards and in settlement of performance shares to 700,000 shares, an increase of 400,000 common shares;

•	reduce the maximum aggregate number of common shares issuable under the Plan by the number of stock appreciation rights exercised rather than the number of common shares issued in settlement of stock appreciation rights;

•	prohibit option re-pricing without shareholder approval, except to reflect changes in the Company’s capitalization;

•	prohibit participants from paying all or a portion of an option’s exercise price in installments;

•	provide for a maximum 10-year exercise period for all options granted under the Plan;

•	provide for a minimum one-year vesting period for stock awards that are not immediately vested at the date of grant;

•	provide for a minimum one-year performance measurement period for all awards of performance shares;

•	increase the limit on the amount that may be paid under incentive awards during any calendar year to the lesser of (i) 300% of the participant’s base salary (prior to any salary reduction or deferral election) or (ii) $1,000,000;

•	prohibit amendments of the Plan without shareholder approval if shareholder approval is required by the rules of any stock exchange on which the Company’s common shares are listed; and

•	extend the term of the Plan and allow the Compensation Committee or its delegate to grant awards under the Plan until March 1, 2016.

Description of the Plan

The following paragraphs summarize the more significant features of the Plan as currently in effect. The following summary also discusses, where applicable, the proposed amendments that would be effected by the amendment and restatement of the Plan. The text of the proposed amendment and restatement of the Plan is attached to this proxy statement as Appendix B. On July 23, 2002, the full text of the original Plan, as adopted prior to the completion of the Company’s initial public offering in August 2002, was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-11/A (File No. 333-89186) with the SEC. The summary description appearing below is qualified in its entirety by the full text of the original Plan filed with the SEC and by the full text of the proposed amendment and restatement of the Plan attached as Appendix B to this proxy statement.

Administration

The Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority under the Plan to one or more officers but it may not delegate its authority with respect to awards to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility

The Company’s officers and employees and those of the Company’s operating partnership, Windrose Medical Properties, L.P., and other subsidiaries are eligible to participate in the Plan. Our trustees and other persons and entities that provide services to the Company are also eligible to participate in the Plan.

Awards

As of March 20, 2006, the Company has granted awards under the Plan covering a total of 616,316 common shares to trustees, executive officers and employees, as a group. Of that total, the Company has granted options to acquire 515,866 common shares, and has granted stock awards, primarily consisting of restricted common shares, some of which have vested, for 100,450 common shares. Except for the awards already outstanding, neither the number of individuals who will be selected to participate in the Plan in the future nor the type or size of awards that will be approved by the Compensation Committee can be determined.

Share Authorization

Currently, the maximum aggregate number of common shares issuable under the Plan is 800,000 shares. The proposed amendment and restatement of the Plan would increase the maximum aggregate number of common shares issuable under the Plan to 2,000,000 shares, an increase of 1,200,000 common shares.

Currently, the Plan provides that no more than 300,000 common shares may be issued as stock awards, as described below, and in settlement of performance share grants. The proposed amendment and restatement of the Plan would also increase the maximum aggregate number of common shares issuable under the Plan as stock awards and in settlement of performance share grants to 700,000 shares, an increase of 400,000 common shares. The Plan is also being amended to provide that the maximum aggregate number of common shares that may be issued under the Plan will be reduced by the number of stock appreciation rights that are exercised rather than the number of shares issued in settlement of the stock appreciation right.

These limitations, and the terms of outstanding awards, will be adjusted as the Board determines is appropriate in the event of a stock dividend, stock split, reclassification of shares or similar events.

Options

The Plan provides for the grant of (i) options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is the federal income tax consequences of the option exercise. See “— Federal Income Tax Consequences.”

The administrator will select the participants who are granted options and, consistent with the terms of the Plan, will prescribe the terms of each option. The option price cannot be less than the fair market value of the Company’s common shares underlying the option on the date of grant. For purposes of the Plan, fair market value means, on any given date, the reported closing price of the Company’s common shares on the NYSE. If, on any given date, no common shares are traded on the NYSE, then fair market value is determined with reference to the next preceding trading day on the NYSE. Currently, the Plan does not prohibit or authorize the repricing of options. The proposed amendment to the Plan would prohibit the repricing of options without shareholder approval, except to reflect changes in the Company’s capitalization.

Currently, the Plan allows an option’s exercise price to be paid in cash, by surrendering common shares, a combination of cash and common shares or in installments. The proposed amendments to the Plan would prohibit an option’s exercise price from being paid in installments.

Options may be exercised in accordance with requirements set by the administrator. Currently, the Plan provides that the maximum period in which an option may be exercised will be determined by the administrator on the date of grant, except that no ISO will be exercisable after the expiration of 10 years from the date such ISO was granted. The proposed amendment and restatement of the Plan provides that no option granted under the Plan will be exercisable after the expiration of 10 years from the date such option was granted regardless of whether the option is an ISO or a non-qualified option. Options generally will be non-transferable, except in the event of the participant’s death. The administrator may allow the transfer of options that are not ISOs to members of the participant’s immediate family, a family trust or a family partnership.

ISOs may not first become exercisable during any calendar year for common shares having a fair market value (determined as of the date of grant of the option) exceeding $100,000. In addition, no participant may be granted options during any calendar year for more than 100,000 common shares.

Stock Awards

The administrator will select the participants who are granted stock awards and, consistent with the terms of the Plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both, as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to the Company’s performance or the performance of the Company’s affiliates or business units, measured by funds from operations, funds from operations per share, return on equity, total earnings, earnings growth, return on capital, fair market value of the Company’s common shares, appreciation in the value of the Company’s common shares, peer shareholder returns or other financial measures that the administrator may designate. Currently, stock awards that are not immediately vested have a vesting period equal to at least one year if the vesting conditions are based on the foregoing performance criteria or at least three years for other vesting requirements. The proposed amendment and restatement of the Plan would provide that the vesting period for all stock awards that are not immediately vested will be equal to at least one year. No participant may be granted stock awards during any calendar year for more than 40,000 common shares.

Performance Share Awards

The Plan also authorizes the grant of performance shares. Performance shares generally represent the right to receive a future payment, based on the value of the Company’s common shares, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to the Company’s performance or the performance of the Company’s affiliates or business units, measured by funds from operations, funds from operations per share, return on equity, total earnings, earnings growth, return on capital, fair market value of the Company’s common shares, appreciation in the value of the common shares, peer shareholder returns or other financial measures that the administrator may designate. Currently, the performance measurement period in which a performance share award may be earned is at least three years, except that the performance measurement period is at least one year for performance share awards that are subject to the foregoing performance criteria. Under the proposed amendment and restatement of the Plan, the performance measurement period in which a performance share award may be earned will be at least one year regardless of whether the award is subject to the foregoing performance criteria. To the extent that a performance share award is earned, it may be settled in cash, by the issuance of common shares or a combination of cash and common shares.

Currently, the Plan provides that no participant may be granted an award of performance shares during any calendar year for more than 40,000 common shares. Under the proposed amendment and restatement of the Plan, the Plan would prohibit any participant from being granted an award of performance shares during any calendar year for more than 40,000 common shares unless the participant is granted an award of performance shares that vests over two or more years. In the event an award of performance shares vests over two or more years, the participant may be granted a number of performance shares equal to the product of 25,000 shares and the number of whole years in the vesting period.

SARs

The administrator also will select the participants who receive stock appreciation rights under the Plan. A stock appreciation right entitles the participant to receive a payment equal to the amount by which the fair market value of a common share on the date of exercise exceeds the fair market value of a common share on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant may be granted more than 100,000 stock appreciation rights in any calendar year.

Incentive Awards

The Plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and will be stated with reference to performance criteria stated with reference to the Company’s performance or the performance of the Company’s affiliates or business units, measured by funds from operations, funds from operations per share, return on equity, total earnings, earnings growth, return on capital, fair market value of the Company’s common shares, appreciation in the value of the Company’s common shares, peer shareholder returns or other financial measures that the administrator may designate. The performance measurement period will be at least one year. Currently, no participant may receive payments under incentive awards in any calendar year that exceed the lesser of (i) 200% of the participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant or (ii) $750,000. As amended, no participant may receive payments under incentive awards in any calendar year that exceed the lesser of (i) 300% of the participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant or (ii) $1,000,000.

Change of Control and Other Acceleration Events

The Plan includes several provisions that apply if there is a “change in control” (as defined in the Plan) of the Company. If there is a change in control, outstanding options and stock appreciation rights will become exercisable, stock awards will become vested and transferable and performance share awards and incentive awards will be earned in full. The Plan further provides that a participant’s benefits will be reduced in order to avoid excise tax liability under Section 4999 of the Code (relating to certain parachute payments) if the reduction will allow the participant to receive greater after-tax benefits than the participant would realize without the reduction. The Plan’s provision for the reduction of parachute payments does not apply to a participant who is entitled to indemnification from our company for any liability that the participant may incur under Section 4999 of the Code, including Messrs. Klipsch, Farrar and Loftus.

Termination and Amendment

Under the proposed amendment and restatement of the Plan, no awards may be granted under the Plan after March 1, 2016. The Board may amend or terminate the Plan from time to time. Currently, the Plan provides that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of common shares that may be issued under the Plan. Under the proposed amendment and restatement of the Plan, the Plan will provide that no amendment may become effective until shareholder approval is obtained if shareholder approval of the amendment is required by the rules of any stock exchange on which the Company’s common shares are listed. No amendment or termination will adversely affect a participant’s rights under outstanding awards made in accordance with the Plan without the participant’s consent.

New Plan Benefits

At the present time, future benefits under the Plan, as amended and restated, are not currently determinable. SEC rules require that the Company provide the disclosure contained in the following table. Under these rules, the Company is required to show the awards that would have been made had the Plan as amended and restated, been in effect in 2005. As many of the provisions of the Plan are the same as they were prior to the Plan’s amendment and restatement, the table shows the estimated dollar value of awards actually granted to the persons (or groups of persons) indicated during 2005. The awards listed below for the Company’s named executive officers have also been included in this proxy statement under the headings “Executive Compensation — Summary Compensation Table” and “— Option/SAR Grants in 2005” and are not additional awards.

2002 Stock Incentive Plan, as amended and restated
(subject to shareholder approval)

	Dollar	Number of Units(2)
Name and Position	Value(1)	Stock Awards	Options

Fred S. Klipsch, Chairman of the Board and Chief Executive Officer	$702,490	41,100	95,000
Frederick L. Farrar, President, Chief Operating Officer and Treasurer	$469,608	27,300	66,000
O.B. McCoin, Executive Vice President	$42,255	2,000	12,500
Daniel R. Loftus, Executive Vice President, Secretary and General Counsel	$107,871	4,100	48,500
Steven L. Horn, Vice President, Asset Management	$27,322	1,400	6,500
Paula J. Conroy, Senior Vice President and Chief Financial Officer(3)	—	—	—
Executive officer group(4)	$1,359,383	76,400	230,900
Non-executive trustee group	$90,572	5,000	15,000
Non-executive officer employee group(5)	$67,959	3,750	12,200

(1)	Represents the combined fair market value of (i) stock awards consisting of restricted common shares awarded in 2005 and (ii) option grants made in 2005. The fair market value of stock awards was valued based on the NYSE closing price of the Company’s common shares on December 30, 2005 of $14.86. For purposes of this table, option grants have been valued using the estimated present value of options on the date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions: (i) for options granted on July 26, 2005, a volatility of approximately 19.9%, an expected life of 7.0 years (5.0 years for non-employee trustees), a risk-free interest rate of approximately 4.2% and a dividend yield of 8.0%; and (ii) for options granted on December 20, 2005, a volatility of approximately 19.1%, an expected life of 7.0 years, a risk-free interest rate of approximately 4.4% and a dividend yield of 8.0%. The Company uses the simplified calculation of expected life described in Staff Accounting Bulletin 107. Management believes that this calculation provides a reasonable estimate of expected life for the Company’s option grants.

(2)	Includes the number of restricted common shares awarded as stock awards or option grants, as indicated.

(3)	On January 30, 2006, Paula J. Conroy was appointed Senior Vice President and Chief Financial Officer of the Company. Accordingly, Ms. Conroy did not receive any stock awards during 2005. No option grants were made to Ms. Conroy in 2005. On March 1, 2006, Ms. Conroy received a stock award consisting of 1,200 restricted common shares, which has a value on the date of grant of $17,808 based on the NYSE closing price of the Company’s common shares on March 1, 2006 of $14.84. Also on March 1, 2006, Ms. Conroy received an option to acquire 6,500 common shares at an exercise price of $14.84 per share. The option vests ratably in five equal annual installments as follows: 20% of the option vests on the date of grant and 20% vests on each one year anniversary thereafter.

(4)	Includes all current executive officers of the Company, including Messrs. Klipsch, Farrar, McCoin, Loftus and Horn and Ms. Conroy. Also includes R. Walker Batts.

(5)	Includes all employees, including all current officers, who are not executive officers, as a group.

  Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant when he disposes of shares acquired under an ISO.

The exercise of a nonqualified share option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

No income is recognized upon the grant of a stock appreciation right. The exercise of a stock appreciation right generally is a taxable event. A participant generally must recognize income equal to any cash that is paid and the fair market value of common shares that are received in settlement of a stock appreciation right.

A participant will recognize income on account of a share award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the common shares received on that date.

No income is recognized upon the award of performance shares. A participant will recognize income on account of the settlement of a performance share award. A participant will recognize income equal to any cash that is paid and the fair market value of common shares (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that are received in settlement of the award.

No income is recognized on the grant of an incentive award. A participant will recognize income on settlement of an incentive award equal to the amount of cash for which the award is settled.

The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or stock appreciation right, the vesting of a stock award and the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of common shares acquired upon the exercise of an ISO.

Required Vote

Except for common shares held in “street name,” the proxies named in the enclosed proxy card will vote “for” the proposal to amend and restate the Plan unless specified otherwise in the attached proxy card. The affirmative vote of a majority of the votes cast is required for approval of the amendment and restatement of the Plan, provided that the total votes cast on the proposal represent a majority in interest of all securities entitled to vote on the proposal. For purposes of the vote on Proposal Three, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than a majority in interest of all securities entitled to vote on Proposal Three cast votes, in which event broker non-votes will not have any effect on the result of the vote. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.

The Board of Trustees recommends that you vote “FOR” the proposal to amend and restate the Plan.

PROPOSAL FOUR — APPROVAL OF THE EMPLOYEE SHARE PURCHASE PLAN

Overview

The Board proposes that the shareholders approve the Employee Share Purchase Plan (the “ESPP”), which was adopted by the Board on December 20, 2005, subject to shareholder approval. The ESPP allows eligible employees and trustees to purchase shares from the Company. The Board believes that the ESPP will benefit the Company by (i) assisting in recruiting and retaining the services of employees and trustees with ability and initiative, (ii) providing greater incentive for employees and trustees and (iii) aligning the interests of employees and trustees with those of the Company and its shareholders through opportunities for increased share ownership.

If the ESPP is approved by shareholders at the Annual Meeting, it will become effective without further action as of June 1, 2006 and will continue until terminated by the Board. The more significant features of the ESPP have been summarized below. This summary description of the ESPP is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached to this proxy statement as Appendix C.

Description of the ESPP

Administration

The ESPP will be administered by the Compensation Committee or any delegate appointed by the Compensation Committee in accordance with the terms of the ESPP. The Compensation Committee will have complete authority to interpret the provisions of the ESPP, to prescribe the forms that are used under the ESPP, to adopt, amend and rescind rules and regulations pertaining to the administration of the ESPP and to make all other determinations necessary or advisable for the administration of the ESPP. As used in this summary, the term “administrator” means the Compensation Committee or its permitted delegate.

Eligibility

Each full-time employee of the Company or any subsidiary of the Company and each trustee will be eligible to participate in the ESPP.

Enrollment

Each eligible person may elect to participate in the ESPP during the applicable enrollment period. The enrollment period will be prescribed by the administrator but generally is the period from November 15th through December 15th of each calendar year. If approved by the shareholders, the initial enrollment period will commence on June 1, 2006 and continue until June 23, 2006. Eligible persons who elect to participate in the ESPP are referred to in this summary as “participants.”

Purchase Dates

Common shares may be purchased on a date of exercise, i.e., the twenty-fourth day of each month, in the ESPP during an offering period. An offering period is the calendar year during the term of the ESPP, except that the initial offering period will begin on the date the ESPP is approved by the shareholders and will end on December 31st of such year.

Purchase Price

The purchase price per common share purchased in accordance with the ESPP will be established by the administrator for each offering period. The purchase price established by the administrator will not be less than 85% of the fair market value of the Company’s common shares on each date of exercise. For purposes of the ESPP, fair market value is determined, as of each date of exercise, by reference to the average reported closing price of the Company’s common shares on the NYSE for the preceding five days on which the common shares were traded.

ESPP Account

The purchase price for common shares purchased in accordance with the ESPP may be accumulated from deductions from participants’ compensation each payroll period. The amount of the monthly deduction will be at least $50 and not greater than $7,500, as specified by each participant on an election form. Non-employee trustee participants may contribute up to $9,000 each calendar quarter. A participant may not alter the amount of payroll deduction on or after the start of an offering period, except in the event the participant withdraws from the ESPP. Amounts withheld from participants’ compensation will be credited to an ESPP account, which is an unfunded account established for bookkeeping purposes.

The ESPP limits the number of common shares that executive officers and employees may purchase at a discount to the common shares’ fair market value. An executive officer or employee may purchase up to $3,500 of common shares at a discount each month. If an executive officer or employee contributes more than $3,500 to an ESPP account during any calendar month, contributions in excess of $3,500 will be used to purchase common shares at their fair market value on the date of exercise with no discount. The ESPP does not provide a limit on the number of shares that non-employee trustees may purchase at a discount because their maximum contribution per calendar quarter ($9,000) is less than the limit established for the Company’s executive officers and employees ($3,500 per month, or $10,500 per calendar quarter).

Exercise

Unless a participant withdraws from the ESPP, common shares will be purchased automatically on each date of exercise for the number of whole common shares that may be purchased, at the applicable purchase price, with the balance credited to the ESPP account. Any unused balance credited to a participant’s account will be held for the next month in the offering period or, in the case of the last month in the offering period, the following offering period. Fractional shares will not be issued under the ESPP.

Withdrawal

A participant may discontinue his or her participation in the ESPP at any time by giving written notice to the administrator prior to the next date of exercise. A participant who elects to withdraw from the ESPP will be paid the amount of payroll deductions accumulated in his account but not used to purchase common shares. A participant who withdraws from the ESPP may not resume participation in the ESPP until a subsequent enrollment period. Participants that cease to be employees or trustees of the Company or any of its subsidiaries are deemed to have withdrawn from the ESPP.

Transferability

Rights granted under the ESPP are non-transferable except by will or the laws of descent and distribution. No right or interest of a participant in the ESPP may be liable for, or subject to, any lien, obligation or liability of the participant.

Shareholder Rights

No participant will, as a result of the right to participate in the ESPP, have any rights as a shareholder of the Company until an applicable date of exercise.

Shares Subject to Plan

The maximum aggregate number of common shares that may be issued under the ESPP is 250,000 shares. On each date of exercise, the Company may issue common shares from its authorized but unissued common shares. Alternatively, the shares can be purchased in open-market transactions at their fair market value. In the event that (i) the Company (a) effects one or more stock dividends, stock splits, subdivisions or consolidations, or (b) engages in a transaction to which Section 424 of the Internal Revenue Code applies, or (ii) there occurs any other event which, in the judgment of the Compensation Committee, necessitates such action, then the maximum aggregate number of common shares that may be issued under the ESPP will be adjusted, and the terms of outstanding enrollments will be adjusted, as the administrator determines to be equitably required.

Amendment and Termination

No offering period may begin under the ESPP after December 31, 2016. The Board may, without further action by shareholders, terminate or suspend the ESPP prior to that date. The Board also may amend the ESPP, except that no amendment that increases the maximum aggregate number of common shares that may be issued under the ESPP (except as described above in the event of a stock dividend, stock split, subdivision or consolidation), changes the class of individuals who may participate in the ESPP, reduces the purchase price (except as described above in the event of a recapitalization, etc.) or that requires shareholder approval under the rules of any stock exchange on which the Company’s common shares are listed, will become effective until it is approved by shareholders.

New Plan Benefits

It is not possible to determine at this time the extent to which, if at all, executive officers, employees and trustees will elect to participate in the ESPP.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the ESPP. No income will be recognized by a participant on account of his or her participation in the ESPP before a date of exercise. A participant will recognize income on a date of exercise. A participant will recognize income equal to the difference between the fair market value of the common shares on the applicable date of exercise and the price paid for the shares. Any gain in excess of that amount that is recognized in a sale of the shares will be characterized as a long-term or short-term capital gain.

The employer corporation (the Company or a subsidiary) will be entitled to a federal income tax deduction with respect to the purchase of common shares in accordance with the ESPP. The employer corporation (the Company or a subsidiary) generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by participants.

Required Vote

Except for common shares held in “street name,” the proxies named in the enclosed proxy card will vote “for” the proposal to approve the ESPP. The affirmative vote of a majority of the votes cast is required to approve the ESPP, provided that the total votes cast on the proposal represent a majority in interest of all securities entitled to vote on the proposal. For purposes of the vote on Proposal Four, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than a majority in interest of all securities entitled to vote on Proposal Four cast votes, in which event broker non-votes will not have any effect on the result of the vote. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.

The Board of Trustees recommends that you vote “FOR” the approval of the Employee Share Purchase Plan.

PROPOSAL FIVE — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Retention of KPMG

KPMG LLP has served as the independent auditors for the Company and its subsidiaries since 2002. In connection with the audit of the 2005 financial statements, the Company entered into an engagement letter with KPMG LLP, which set forth the terms by which KPMG LLP will perform audit services for the Company. That agreement requires that the Company submit any dispute with KPMG LLP to alternative dispute resolution procedures and excludes the Company from seeking punitive damages from KPMG LLP.

The Audit Committee has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006, if ratified by the shareholders, until and unless changed by action of the Audit Committee. Although shareholder approval of the appointment of KPMG LLP is not required, the Company is asking shareholders to ratify this appointment. If the shareholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the Audit Committee based on all relevant facts and circumstances at the time. A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement to shareholders if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

The following table sets forth the amounts billed to the Company by KPMG LLP with respect to services provided in 2005 and 2004:

	Amount
Type	2005	2004

Audit Fees(1)	$640,000	$281,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$640,000	$281,000

(1)	Includes audit fees for services provided in connection with audited financial statements and unaudited pro forma financial information required by Rule 3-14 and Article 11 of Regulation S-X with respect to the acquisition of specialty medical and other properties. Also includes audit fees related to services performed in connection with the Company’s equity offerings.

Audit fees include fees for services performed to comply with generally accepted accounting principles (“GAAP”), including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, consents and assistance with and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to consultations regarding generally accepted accounting principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

The Audit Committee has determined that the provision of non-audit services performed by KPMG LLP during 2005 is compatible with maintaining KPMG LLP’s independence from the Company as its independent public accountants. During 2005 and 2004, the Audit Committee pre-approved all services rendered by KPMG LLP.

Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, employees, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

The Board of Trustees recommends that you vote “FOR” the ratification of the independent auditors.

CORPORATE GOVERNANCE

Independence of the Board

The Board has determined that Ms. Wojtowicz and Messrs. Bowen, Jacobson, Maraman, Mills and Zink have no material relationships with the Company and, therefore, are independent under the Corporate Governance Rules of the NYSE, making six out of the Company’s seven trustees independent. The Board reached its conclusion after considering all applicable relationships between or among such trustees and the Company or management of the Company. These relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Transactions.” Among other factors considered by the Board in making its determinations regarding independence was the Board’s determination that these trustees met all the bright-line requirements of the NYSE Corporate Governance Rules as well as the categorical standards adopted by the Board in the Company’s Corporate Governance Guidelines.

The Company’s Corporate Governance Guidelines require the Board to determine that independent trustees have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board has adopted categorical standards to assist in making determinations of trustee independence. Pursuant to these categorical standards, a trustee will not be considered independent if, within the past three years:

•	the trustee was an employee of the Company;

•	a trustee’s immediate family member was an executive officer of the Company;

•	the trustee received more than $100,000 per year in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	a trustee’s immediate family member, serving as an executive officer of the Company, received more than $100,000 per year in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the trustee was affiliated with or employed by a present or former internal or external auditor of the Company;

•	a trustee’s immediate family member was affiliated with or employed by a present or former internal or external auditor of the Company;

•	the trustee was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	a trustee’s immediate family member was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	the trustee was an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•	a trustee’s immediate family member was an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount, which, in any single fiscal year, exceeds the greater of $1 million or, 2% of such other company’s consolidated gross revenues.

For purposes of the Company’s Corporate Governance Guidelines, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

Mr. Jacobson, a nominee for election as a Class I trustee, serves as Senior Vice President of KSM Business Services, which is an affiliate of Katz, Sapper & Miller, LLP. Katz, Sapper & Miller, LLP is an accounting and consulting firm based in Indianapolis, Indiana that provides accounting and consulting services to the Company. Although Mr. Jacobson is employed by an entity that is affiliated with an accounting and consulting firm that the Company engaged during 2005, the Board believes that Mr. Jacobson is independent. During 2005, the Company paid Katz, Sapper & Miller, LLP an aggregate of approximately $57,000 in connection with accounting and consulting services provided to the Company. The Company has engaged Katz, Sapper & Miller, LLP to assist the Company with ongoing tax matters, including the Company’s qualification as a real estate investment trust for federal income tax purposes. The Board has discussed this relationship between the Company and Katz, Sapper & Miller, LLP and the possible impact of this relationship on Mr. Jacobson’s independence. The Board believes that the amounts paid to Katz, Sapper & Miller, LLP during 2005 are insignificant to both the Company and Katz, Sapper, & Miller, LLP and that Mr. Jacobson’s relationship to this company affiliated with his employer is not material. Accordingly, the Board has determined that Mr. Jacobson is an independent trustee pursuant to the Corporate Governance Rules of the NYSE and the Company’s Corporate Governance Guidelines.

Executive Sessions of Non-Management Trustees

The non-management trustees met four times in 2005 in sessions without members of management present. The Company’s Corporate Governance Guidelines provide that the trustee who presides at these meetings, or the Lead Independent Trustee, and the process for determining who will serve as the Lead Independent Trustee, will be determined by the non-management trustees. During 2005, Mr. Maraman served as the Lead Independent Trustee and presided at the meetings of the non-management trustees. The non-management trustees have selected Mr. Maraman to serve as the Lead Independent Trustee for 2006. Shareholders who wish to contact the Lead Independent Trustee may do so in writing c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attn: Secretary. All such letters received by the Company’s Secretary will be forwarded to the Lead Independent Trustee.

Trustee Attendance at Meetings of the Board and at the Annual Meeting

The Board held four regular meetings and four special meetings during 2005. All incumbent trustees and nominees, except for Mr. Bowen, who was appointed to the Board in March 2006, attended 75% or more of the aggregate number of meetings of the Board and its committees held during the period for which each of them has served during 2005. The Board has adopted a policy that all trustees attend the Annual Meeting. In 2005, all trustees attended the annual meeting of shareholders.

Contributions to Charitable Entities

During 2005, the Company did not make any contributions to charitable entities on which any of its trustees or executive officers served as a director or trustee or as an executive officer.

Audit Committee

The Board has established an Audit Committee, which consists of Ms. Wojtowicz and Messrs. Zink and Mills. Mr. Zink is the Audit Committee’s Chairman. Mr. Mills will continue to serve as a member of the Audit Committee if he is re-elected at the Annual Meeting. The Board has determined that all members of the Audit Committee meet the NYSE’s and SEC’s standards for independence and the NYSE’s standards for financial literacy. In addition, at all times at least one member of the Audit Committee meets the NYSE’s standards for financial management expertise. The Audit Committee operates under a written Audit Committee Charter adopted by the Board.

The Board has determined that Mr. Zink is an “audit committee financial expert,” as defined by the SEC’s Regulation S-K. Accordingly, the Audit Committee has at least one individual serving on its Audit Committee that is an audit committee financial expert. The Board reached this conclusion based on Mr. Zink’s relevant experience, as described above under the caption “Proposal One — Election of Trustees — Biographies of Trustees.”

The primary duties and responsibilities of the Audit Committee are to:

•	review and discuss with management and our independent public accountants our financial reports, financial statements and other financial information;

•	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	make recommendations concerning the appointment, retention, compensation, evaluation and termination of independent public accountants;

•	approve professional services provided by the independent public accountants;

•	consider the range of audit and non-audit fees;

•	monitor the independence, experience and performance of our outside auditors;

•	provide an avenue of communication among the outside auditors, the Company’s internal audit department, management and the Board;

•	encourage adherence to, and continuous improvement of, our financial reporting and internal control policies, procedures and practices; and

•	monitor compliance with legal and regulatory requirements.

The Audit Committee met eight times during 2005. Each of the members attended 75% or more of the meetings.

Please see the information in this proxy statement under the heading “Audit Committee Report.”

Compensation Committee

The Board has adopted a written Compensation Committee Charter. The members of the Compensation Committee are Messrs. Jacobson and Maraman. Mr. Jacobson is the chairman of the Compensation Committee. Mr. Jacobson will continue to serve as the Compensation Committee’s chairman, if he is re-elected at the Annual Meeting. All members of the Compensation Committee meet the NYSE’s standards for independence. The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company’s Plan. If approved by the shareholders, the Compensation Committee will have responsibility for administering the ESPP.

The primary duties and responsibilities of the Compensation Committee are to:

•	oversee our overall compensation philosophy and structure to determine its appropriateness;

•	review and approve proposed amendments to our benefits plans; and

•	review, recommend and approve compensation arrangements for our executive officers.

The Compensation Committee met six times during 2005. All members attended 75% or more of the meetings.

Please see the information in this proxy statement under the heading “Compensation Committee Report on Executive Compensation.

Nominating and Governance Committee

The Board has adopted a written Nominating and Governance Committee Charter. Until March 1, 2006, the members of the Nominating and Governance Committee were Mr. Maraman and Ms. Wojtowicz. On March 1, 2006, Mr. Bowen replaced Ms. Wojtowicz as a member of the Nominating and Governance Committee. Mr. Maraman is the chairman of the Nominating and Governance Committee. Ms. Wojtowicz and Messrs. Maraman and Bowen meet the NYSE’s standards for independence.

The primary duties and responsibilities of the Nominating and Governance Committee are to:

•	identify, select, evaluate and recommend to the Board candidates for nomination to the Board;

•	identify, select and appoint individuals to the committees of the Board;

•	oversee the evaluation of the Board and management and the Company’s corporate governance initiatives.

The Nominating and Governance Committee met four times during 2005. All members attended 75% or more of the meetings.

Other Committees

From time to time, the Board may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by the Board.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and the Company’s other employees. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer by posting such information on its website at www.windrosempt.com. Information contained on, or connected to, the Company’s website is not and should not be considered a part of this proxy statement.

Availability of Corporate Governance Materials

As part of its commitment to good corporate governance, the Company’s Board has adopted the following committee charters and policies:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Corporate Governance Guidelines; and

•	Code of Business Conduct and Ethics.

The Company will post any future changes to these charters, guidelines and policies to the Company’s website and may not otherwise publicly file such changes, unless required to do so by applicable law. Our regular filings with the SEC and our trustees’ and executive officers’ filings under Section 16 of the Exchange Act are also available on the Company’s website. Shareholders may view the Company’s corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee and the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, on its website at www.windrosempt.com. These documents are available in print to any shareholder upon request by writing c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attn: Investor Relations. Information contained on, or connected to, the Company’s website is not and should not be considered a part of this proxy statement.

Trustee Nominations

Nominating and Governance Committee

The Company’s Nominating and Governance Committee performs the function of a nominating committee. The Nominating and Governance Committee Charter describes the committee’s responsibilities, including seeking, screening and recommending trustee candidates for nomination by the Board. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating trustee candidates. Both documents are available on the Company’s website at www.windrosempt.com. Information contained on, or connected to, the Company’s website is not and should not be considered a part of this proxy statement.

Trustee Candidate Recommendations and Nominations by Shareholders

The Nominating and Governance Committee Charter provides that the committee will consider candidates recommended by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating and Governance Committee through the method described under “— Communications with the Board” below. In addition, any shareholder of record entitled to vote for the election of trustees at the 2007 meeting of shareholders may nominate persons for election to the Board if such shareholder complies with the notice procedures summarized in “— Shareholder Proposals for the 2007 Annual Meeting” below.

Process for Identifying and Evaluating Trustee Candidates

The Nominating and Governance Committee evaluates all trustee candidates in accordance with the trustee qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating and Governance Committee will evaluate a candidate’s independence, diversity, skill and experience in the context of the Board’s overall needs.

Communications with the Board

The Board has approved a process for shareholders to send communications to the Board, committees of the Board and individual trustees. Shareholders can send communications to the Board and, if applicable, to committees of the Board, including the Nominating and Governance Committee, or to specified individual trustees in writing c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Indianapolis, Indiana 46268, Attn: Secretary. The Company does not screen mail. All such letters will be forwarded to our Board and any such specified committee or individual trustee.

Shareholder Proposals for the 2007 Annual Meeting

The Board will provide for presentation of shareholder proposals in the Company’s proxy statement and proxy card for use at the 2007 annual meeting of shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals.

Shareholders intending to submit shareholder proposals for presentation at the 2007 annual meeting of shareholders, which is expected to be held in May 2007, must submit their proposals in writing, and the Company must receive these proposals at its executive offices on or before December 13, 2006, for inclusion in the Company’s proxy statement and the proxy card relating to the 2007 annual meeting of shareholders. The Company’s management will determine whether or not to include any shareholder proposal in the Company’s proxy statement and proxy card on a case-by-case basis in accordance with their good faith business judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. Any shareholder proposal received after December 13, 2006 will not be considered for inclusion in the Company’s proxy statement and proxy card for use at the 2007 annual meeting of shareholders.

Although shareholder proposals received by the Company after December 13, 2006 will not be included in the Company’s proxy statement or proxy card for the 2007 annual meeting of shareholders, shareholder proposals may be included in the agenda for the 2007 annual meeting of shareholders if properly submitted in accordance with the Company’s Bylaws. The Company’s Bylaws provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given in writing to the Secretary of the Company not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of the Bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to the Company’s Secretary
c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attn: Secretary, not earlier than December 13, 2006, and not later than January 12, 2007. Any shareholder that would like a copy of the Bylaws can obtain them from the Company’s website at www.windrosempt.com or, without charge, upon written request to our Corporate Secretary. Information contained on, or connected to, the Company’s website is not and should not be considered a part of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Relationship with Klipsch Audio, Inc.

The Company, through its operating partnership, Windrose Medical Properties, L.P., has an overhead sharing agreement with Klipsch Audio, Inc. The Company’s Chairman and Chief Executive Officer, Fred S. Klipsch, serves as Chairman of the Board of Klipsch Audio, Inc. The Company’s President, Chief Operating Officer and Treasurer, Frederick L. Farrar, served as Executive Vice President of Klipsch Audio, Inc. until 2002 and currently maintains the title of Executive Vice President of, but has no daily responsibilities to, Klipsch Audio, Inc. Under this agreement, Klipsch Audio, Inc. provides the Company with executive office space and certain office support services in exchange for monthly payments of $17,500. The term of this agreement is for one year and renews automatically for an additional year on each anniversary of its effective date unless either party provides notice to the other party 90 days prior to the expiration of the current term. The Company also paid Klipsch Audio, Inc. approximately $7,300 per month to lease office space for certain business units within the Company during 2005. Effective January 1, 2006, the monthly lease increased to approximately $10,500 per month, reflecting the expansion of the Company into approximately 4,000 additional square feet of office space. The Company also pays approximately $3,000 per month to Klipsch Audio, Inc. for human resources and employee search services.

During 2005, executive officers and trustees of the Company used a private aircraft partially owned by FSK&J Jet, LLC, a company affiliated with the Company’s Chairman of the Board and Chief Executive Officer, a total of 22 times, primarily in conjunction with acquisitions and capital raising activities. The Company pays FSK&J Jet, LLC fees for the use of this aircraft based upon an occupied hourly rate plus fuel surcharges. During 2005, the Company paid FSK&J Jet, LLC an aggregate of approximately $203,000 for its aircraft usage.

HADC

HADC provides property management services to a third party entity, Sumner Medical Plaza, L.L.C., in which certain of our executive officers, including Messrs. Klipsch, Farrar and McCoin, have an ownership interest. This entity paid HADC approximately $80,000 during 2005. Mr. McCoin, Executive Vice President of the Company, serves as President and Chief Executive Officer of HADC, Mr. Farrar, President, Chief Operating Officer and Treasurer of the Company, also serves as Chairman of the Board of HADC.

National Healthcare Associates (“NHA”), a consulting firm that is owned by the wife of Mr. McCoin performs consulting services for HADC. During 2005, the Company paid NHA approximately $47,000 for these services. The work performed by NHA is provided at discount billing rates, but contract approval is required from the Company’s Chief Executive Officer and Chief Operating Officer.

Certain Other Relationships

Mr. Jacobson, a nominee for election as a Class 1 trustee, serves as Senior Vice President of KSM Business Services, an affiliate of Katz, Sapper & Miller, LLP, an accounting and consulting firm based in Indianapolis, Indiana. Katz, Sapper & Miller, LLP provides accounting and consulting services to the Company. During 2005, we paid Katz, Sapper & Miller, LLP an aggregate of approximately $57,000 in connection with accounting and consulting services provided to the Company. We have also engaged Katz, Sapper & Miller, LLP to assist the Company with ongoing tax matters, including our qualification as a real estate investment trust for federal income tax purposes.

TRUSTEE COMPENSATION

In accordance with the Company’s Corporate Governance Guidelines, the form and amount of trustee compensation is determined by the Board based on a recommendation of the Compensation Committee. The Compensation Committee will consider that the independence of its trustees may be jeopardized if trustee compensation exceeds customary levels, if the Company makes substantial charitable contributions to organizations with which a trustee is affiliated or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a trustee or an organization with which a trustee is affiliated.

As compensation for service in 2005, each of the non-employee trustees received an annual cash fee of $12,000 and an additional $1,000 for each Board or committee meeting attended in person and an additional $500 for each Board or committee meeting attended telephonically. The chairmen of the Audit, Compensation and Nominating and Governance Committees received an additional fee of $3,000 for their services in those capacities.

On July 26, 2005, each non-employee trustee was granted an option to acquire 3,000 common shares, at an exercise price of $15.11 per share. The options vest in two equal annual installments as follows: one half on July 26, 2006 and the second half on July 26, 2007. The options become fully exercisable if the trustee ceases to serve on the Board due to death or disability. On October 1, 2005, each non-employee trustee received a stock award consisting of 1,000 common shares on October 1, 2005. The stock award vests as follows: one half on the date of grant and the second half on October 1, 2006, provided that the non-employee trustee remains a member of the Board until the vesting date. Dividends are earned on unvested restricted common shares at the same rate as dividends on common shares.

As compensation for service on the Board in 2006, each of our non-employee trustees will receive a cash fee of $15,000 and an additional $1,000 for each Board meeting attended in person, an additional $500 for each Board meeting attended telephonically and an additional $500 for each committee meeting attended in person or telephonically. The chairmen of the Audit, Compensation and Nominating and Governance Committees will receive an additional fee of $3,000 for their services in those capacities.

On March 1, 2006, the Board, upon the recommendation of the Compensation Committee, approved the terms of the non-employee trustees’ 2006 stock awards and option grants. Each non-employee trustee will receive an option to acquire 4,000 common shares. The option is expected to vest in two equal annual installments: one half on the one-year anniversary of the date of grant and the second half on the second anniversary of the date of grant. In addition, each non-employee trustee will receive a stock award consisting of 1,000 restricted common shares that is expected to vest as follows: one half on the first anniversary of the date of grant and one half on the second anniversary of the date of grant. Dividends will be earned on the unvested restricted common shares at the same rate as dividends on common shares.

The following table summarizes the total compensation paid to our non-employee trustees during 2005:

				Dividends
		Annual	Restricted	on Unvested
		Retainer	Common	Restricted
	Total 2005	and Meeting	Share	Common
Trustee	Compensation	Fees(1)	Awards(2)	Shares(3)	Options(4)

Bruce M. Jacobson	$51,339	$32,500	$15,270	$315	$3,254
Bryan A. Mills	35,637	17,000	15,270	113	3,254
David L. Maraman	48,839	30,000	15,270	315	3,254
Jean L. Wojtowicz	43,839	25,000	15,270	315	3,254
Darell E. Zink, Jr.	46,089	27,250	15,270	315	3,254
Stephen Goldsmith(5)	12,635	12,500	—	135	—
Robert L. Bowen(6)	—	—	—	—	—

Total	$238,378	$144,250	$76,350	$1,508	$16,270

(1)	Excludes reimbursement of expenses incurred by non-employee trustees in connection with attending Board or committee meetings.

(2)	Represents the fair market value of 1,000 restricted common shares granted to non-employee trustees on October 1, 2005, based on the NYSE closing price of the Company’s common shares on October 3, 2005 of $15.27. The restricted common shares granted on October 1, 2005 vest as follows: one-half on the date of grant and one-half on the one year anniversary of the date of grant.

(3)	Dividends on unvested restricted common shares are earned at the same rate as dividends on the Company’s common shares.

(4)	The amounts in the table represent the estimated present value of options on the date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions: a volatility of approximately 19.9%, an expected life of 5.0 years, a risk-free interest rate of approximately 4.2% and a dividend yield of 8.0%. The Company uses the simplified calculation of expected life described in Staff Accounting Bulletin 107. Management believes that this calculation provides a reasonable estimate of expected life for the Company’s option grants. These options were granted to non-employees trustees on July 26, 2005 at an exercise price of $15.11 per share.

(5)	Former Class II trustee. Mr. Goldsmith resigned from the Board in May 2005. Unvested restricted common shares and unvested options held by Mr. Goldsmith at his resignation from the Board have been forfeited.

(6)	Elected to the Board as a Class I trustee on March 1, 2006. Mr. Bowen was not paid any compensation for services as a non-employee trustee during 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s trustees, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership of, and transactions in, certain classes of the Company’s equity securities with the SEC. Such trustees, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to the Company, and on written representations from certain reporting persons, the Company believes that the filing deficiencies under Section 16(a) by the trustees and executive officers in the year ended December 31, 2005 are as follows:

Acquisitions of the Company’s Securities:

•	one late filing by R. Walker Batts, an executive officer, with respect to two transactions;

•	three late filings by Frederick L. Farrar, an executive officer, with respect to six transactions;

•	one late filing by C. Douglas Hanson, a former executive officer, with respect to one transaction;

•	one late filing by Stephen Horn, an executive officer, with respect to two transactions;

•	one late filing by Bruce M. Jacobson, a trustee, with respect to two transactions;

•	three late filings by Fred S. Klipsch, an executive officer and trustee, with respect to five transactions;

•	two late filings by Daniel R. Loftus, an executive officer, with respect to four transactions;

•	one late filing by David L. Maraman, a trustee, with respect to two transactions;

•	one late filing by O.B. McCoin, an executive officer, with respect to two transactions;

•	one late filing by Bryan A. Mills, a trustee, with respect to two transactions;

•	one late filing by Jean L. Wojtowicz, a trustee, with respect to two transactions;

•	one late filing by Darrell E. Zink, Jr., a trustee, with respect to two transactions; and

Dispositions of the Company’s Securities:

•	one late filing by John Sweet, a former executive officer, with respect to one transaction.

EXECUTIVE OFFICERS

The following table contains information regarding the executive officers of the Company. These officers are appointed annually by the Board and serve at the Board’s discretion.

Name	Age	Position

Fred S. Klipsch	64	Chairman of the Board and Chief Executive Officer
Frederick L. Farrar	49	President, Chief Operating Officer and Treasurer
O.B. McCoin	62	Executive Vice President; President and Chief Executive Officer of HADC
Daniel R. Loftus	55	Executive Vice President, Secretary and General Counsel
Paula J. Conroy	44	Senior Vice President and Chief Financial Officer
R. Walker Batts	61	Vice President, Acquisitions
Steven L. Horn	48	Vice President, Asset Management

Fred S. Klipsch, Chairman of the Board, Chief Executive Officer.  Please see Mr. Klipsch’s biography, which is set forth in this proxy statement under the heading “Proposal One — Election of Trustees — Biographies of Trustees.”

Frederick L. Farrar, President, Chief Operating Officer and Treasurer.  Mr. Farrar has served as President, Chief Operating Officer and Treasurer since March 2002. Mr. Farrar has also served as Chief Financial Officer of HADC, a wholly-owned taxable REIT subsidiary of the Company, from 1990 until March 2002.

O.B. McCoin, Executive Vice President.  Mr. McCoin has served as Executive Vice President since March 2002. Mr. McCoin has also served as President and Chief Executive Officer of HADC since 1990. From 1997 to August 2002, he served as President and Chief Executive Officer of Windrose International, L.L.C., the Company’s predecessor. Mr. McCoin served as President and Chief Executive Officer of Med Properties Management Group, L.L.C., a subsidiary of Windrose International, L.L.C. from its formation in January 2000 until August 2002.

Daniel R. Loftus, Executive Vice President, Secretary and General Counsel.  Mr. Loftus has served as Vice President, Secretary and General Counsel since March 2002. In 2005, Mr. Loftus was promoted to Executive Vice President. Prior to joining the Company in 2002, Mr. Loftus was an attorney with Wyatt, Tarrant & Combs in Nashville, Tennessee, from late 1997 to 2002. From January 2002 until August 2002, Mr. Loftus was of counsel to Bone, McAllister and Norton in Nashville, Tennessee.

Paula J. Conroy, Senior Vice-President and Chief Financial Officer.  Ms. Conroy has served as Senior Vice President and Chief Financial Officer of the Company since January 2006. Prior to joining the Company, Ms. Conroy served as the Director of Finance and Corporate Accounts Operations of Roche Diagnostics since 2002. Prior to that, she was employed by Ernst & Young LLP for approximately 20 years as a certified public accountant where she had responsibility for mergers and acquisition due diligence and auditing.

R. Walker Batts, Vice President, Acquisitions.  Mr. Batts has served as Vice President, Acquisitions since January 2005. From March 2002 until January 2005, he served as Vice President, Finance of the Company. From 2000 to 2002, Mr. Batts served as Vice President and Treasurer for Med Properties Management Group, L.L.C.

Steven L. Horn, Vice President, Asset Management.  Mr. Horn has served as Vice President, Asset Management since 2004. From 2002 to 2004, Mr. Horn was employed by Meridian Real Estate in Indianapolis, Indiana. From 1997 to 2002, Mr. Horn served as Senior Vice President with Trammell Crow Co. in Dallas, Texas.

SHARE OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of March 20, 2006, regarding the Company’s common shares owned of record or known to the Company to be beneficially owned by each trustee and nominee for trustee, each named executive officer and all trustees and executive officers, including the named executive officers, as a group. At March 20, 2006, there were 17,790,036 common shares outstanding. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table below has sole voting and investment power over the common shares beneficially owned by that person. The address for each individual listed below is: c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268.

	Number of
	Common Shares	Percentage
	Beneficially	of
Name of Beneficial Owner	Owned(1)	Class(1)

Named Executive Officers:
Fred S. Klipsch(2)	305,390	1.7%
Frederick L. Farrar(3)	109,421	*
O.B. McCoin(4)	82,804	*
Daniel R. Loftus(5)	26,901	*
Steven L. Horn(6)	3,600	*
Paula J. Conroy(7)	1,300	*
Trustees and Trustee Nominees:
Robert L. Bowen	—	*
Bruce M. Jacobson(8)	7,300	*
David L. Maraman(9)	12,600	*
Bryan Mills(10)	3,500	*
Jean L. Wojtowicz(11)	1,800	*
Darell E. Zink, Jr.(12)	14,600	*

All trustees and executive officers as a group (13 persons)(13)	569,216	3.5%

*	Represents less than one percent of the Company’s issued and outstanding common shares.

(1)	For each named person, assumes that (a) all units of limited partnership interest in the Company’s operating partnership (“Units”) held by the named person are redeemed for common shares and (b) the named person exercised all options to acquire common shares held by such person which are currently exercisable or which become exercisable on or before 60 days after March 20, 2006 (without regard to whether the options were or are in-the-money). Outstanding Units may be tendered for redemption by the limited partners on a one-for-one basis for common shares, or at the election of the Company an equivalent amount of cash (“Redemption Rights”). Restricted common shares and options typically are subject to a vesting schedule, and unvested restricted common shares and options are generally subject to forfeiture if the holder ceases employment with, or to serve as a trustee of, the Company. Restricted common shares, whether vested or unvested, are included in the totals for each named officer and trustee. The total number of common shares used in calculating the percent of class owned by each named person assumes that none of (x) the Units held by other persons are redeemed and (y) the options held by other persons are exercised.

(2)	Mr. Klipsch serves as Chairman of the Board and Chief Executive Officer of the Company. Includes (i) 35,925 unvested restricted common shares, (ii) 143,414 common shares issuable upon exercise of Redemption Rights and (iii) 88,200 common shares issuable upon exercise of options. Mr. Klipsch disclaims beneficial ownership of 3,500 common shares that are held by his adult children, who do not share Mr. Klipsch’s home and as to which Mr. Klipsch disclaims beneficial ownership.

(3)	Mr. Farrar serves as President, Chief Executive Officer and Treasurer of the Company. Includes (i) 24,825 unvested restricted common shares, (ii) 7,079 common shares issuable upon exercise of Redemption Rights and (iii) 83,886 common shares issuable upon exercise of options. Mr. Farrar disclaims beneficial ownership of 330 common shares that are held by his wife.

(4)	Mr. McCoin serves as Executive Vice President of the Company. Includes (i) 3,000 unvested restricted common shares, (ii) 64,903 common shares issuable upon exercise of Redemption Rights, (iii) 16,400 common shares issuable upon exercise of options. Mr. McCoin disclaims beneficial ownership of 10,577 common shares owned by his wife and 1,390 common shares owned by his adult children, who do not share Mr. McCoin’s home.

(5)	Mr. Loftus serves as Executive Vice President, Secretary and General Counsel of the Company. Includes (i) 5,100 unvested restricted common shares, (ii) 2,500 common shares issuable upon exercise of Redemption Rights and (iii) 22,000 common shares issuable upon exercise of options.

(6)	Mr. Horn serves as Vice President, Asset Management of the Company. Includes (i) 2,000 unvested restricted common shares and (iii) 3,300 common shares issuable upon exercise of options.

(7)	Ms. Conroy serves as Senior Vice President and Chief Financial Officer of the Company. Includes (i) 1,200 unvested restricted common shares and (ii) 1,300 common shares issuable upon exercise of options.

(8)	Includes (i) 500 unvested restricted common shares and (ii) 6,500 common shares issuable upon exercise of options.

(9)	Includes (i) 500 unvested restricted common shares, and (ii) 5,000 common shares issuable upon exercise of options. Mr. Maraman disclaims beneficial ownership of 200 common shares owned by his adult children, who do not share Mr. Maraman’s home.

(10)	Includes (i) 500 unvested restricted common shares and (ii) 1,500 common shares issuable upon exercise of options. Mr. Mills disclaims beneficial ownership of 1,000 common shares held by the Catherine E. Mills Revocable Trust, over which Mr. Mills has voting and investment power.

(11)	Includes (i) 500 unvested restricted common shares and (ii) 1,000 common shares issuable upon exercise of options.

(12)	Includes (i) 500 unvested restricted common shares and (ii) 1,000 common shares issuable upon exercise of options.

(13)	Includes 17,548 common shares held by R. Walker Batts, Vice President, Acquisitions of the Company. Mr. Batt’s beneficial ownership of common shares includes (i) 800 unvested restricted common shares, (ii) 7,917 common shares issuable upon exercise of Redemption Rights and (iii) 9,480 common shares issuable upon exercise of options.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, based upon information available to the Company, beneficial owners of more than 5% of the Company’s common shares as of March 20, 2006 based upon the number of common shares outstanding as of the close of business on March 20, 2006 are as follows:

	Number of Common Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Class

AXA Financial, Inc.(1)	1,231,310	6.9%
1290 Avenue of the Americas New York, New York 10104
FMR Corp.(3)	1,120,799	6.3%
82 Devonshire Street Boston, Massachusetts 02109
ABN AMRO Asset Management USA LLC(2)	1,075,900	6.1%
161 N. Clark Street, 9th Floor Chicago, Illinois 60601

(1)	Information based on a Schedule 13G filed with the SEC on February 14, 2006 by AXA Financial, Inc. pursuant to a Joint Filing Agreement, by and among AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA. The Schedule 13G indicates that AXA Financial, Inc. is a parent holding company with sole voting power over 1,112,500 common shares and sole dispositive power over 1,116,700 common shares. The Schedule 13G indicates that AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively referred to in the Schedule 13G as the “Mutuelles AXA”), as a group, are acting as a parent holding company with sole voting power over 1,190,400 common shares and sole dispositive power over 1,231,310 common shares. The Schedule 13G indicates that AXA is a parent holding company with sole voting power over 1,190,400 common shares and sole dispositive power over 1,231,310 common shares. Each of Mutuelles AXA, as a group, and AXA expressly declared that the filing of the Schedule 13G shall not be continued as an admission that it is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G.

(2)	Information based on a Schedule 13G filed with the SEC on February 6, 2006 by ABN AMRO Asset Management USA LLC. The Schedule 13G indicates that the reporting entity is an investment adviser with sole voting power over 919,900 common shares and sole dispositive power over 1,075,900 common shares.

(3)	Information based on a Schedule 13G filed with the SEC on February 14, 2005 by FMR Corp. The Schedule 13G indicates that the reporting entity is a parent holding company with sole voting power over 152,623 common shares and sole dispositive power over 1,120,799 common shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation for the Company’s Chief Executive Officer and the four other most highly compensated executive officers (the “Covered Executives”) during 2005, 2004 and 2003.

		Annual Compensation			Long Term Compensation
					Number of
				Restricted	Common Shares
				Share	Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Options/SARs(4)	Compensation(5)

Fred S. Klipsch	2005	$202,917	$150,000	$601,149	97,500	$—
Chairman of the Board	2004	125,000	125,000	46,728	42,000	—
and Chief Executive Officer	2003	59,376	25,000	—	40,000	—
Frederick L. Farrar	2005	$155,000	$125,000	$399,287	66,000	$2,400
President, Chief	2004	100,000	100,000	38,940	32,000	—
Operating Officer and	2003	56,250	25,000	—	30,000	—
Treasurer
O.B. McCoin	2005	$196,667	$29,000	$30,540	12,500	$1,950
Executive Vice President	2004	188,335	55,000	19,470	7,500	1,950
	2003	185,000	6,000	—	7,500	1,950
Daniel R. Loftus	2005	$208,333	$60,000	$61,599	48,500	$—
Executive Vice	2004	187,648	46,100	19,470	7,500	—
President, Secretary and	2003	177,951	28,500	—	7,500	—
General Counsel
Steven L. Horn(6)	2005	$156,667	$7,400	$21,378	6,500	$2,838
Vice President, Asset	2004	93,270	22,500	11,682	5,000	—
Management	2003	—	—	—	—	—
Paula J. Conroy(7)	2005	$—	$—	$—	—	$—
Senior Vice President	2004	—	—	—	—	—
and Chief Financial	2003	—	—	—	—	—
Officer

(1)	Represents annual base salaries actually paid. The salaries of Messrs. Klipsch and Farrar were paid at an annual rate of $50,000 each for the period from August 16, 2002 through November 15, 2003, and were increased on that date by the Compensation Committee to $125,000 and $100,000, respectively. On February 15, 2005, the Company entered into employment agreements with Messrs. Klipsch and Farrar that provide for annual bases salaries to be paid to Messrs. Klipsch and Farrar during 2005 in the amount of $210,000 and $160,000, respectively.

(2)	Amounts reflect the executive officers’ annual cash incentive bonus earned during the year indicated but paid to the executive officer in the following year.

(3)	Represents the grant date value of the award based on the NYSE closing price of the Company’s common shares on the date of grant. Dividends on restricted common shares are earned at the same rate as dividends on common shares. The total number of restricted common shares held by the Covered Executives as of December 31, 2005 are as follows (with the value of the restricted shares held in parentheses based on the NYSE closing price for the Company’s common shares on December 30, 2005 of $14.86): Mr. Klipsch — 35,925 ($533,846); Mr. Farrar — 24,825 ($368,900); Mr. McCoin — 3,000 ($44,580); Mr. Loftus — 5,100 ($75,786); and Mr. Horn — 2,000 ($29,720).

On December 20, 2005, Messrs. Klipsch, Farrar and Loftus received stock awards in the following amounts: Mr. Klipsch — 5,100 restricted common shares; Mr. Farrar — 3,300 restricted common shares; and Mr. Loftus — 2,100 restricted common shares. The restricted common shares granted on December 20, 2005 to Messrs. Klipsch, Farrar and Loftus vest in six equal bi-annual installments beginning on June 30, 2006.

On October 1, 2005, the Covered Executives received stock awards in the following amounts: Mr. Klipsch — 6,000 restricted common shares; Mr. Farrar — 4,000 restricted common shares; Mr. McCoin — 2,000 restricted common shares; Mr. Loftus — 2,000 restricted common shares; and Mr. Horn — 1,400 restricted common shares. The restricted common shares granted on October 1, 2005 to the Covered Executives vest in three equal annual installments as follows: one third on October 1, 2006, one-third on October 1, 2007 and one-third on October 1, 2008.

On February 15, 2005, Messrs. Klipsch and Farrar received restricted stock awards in the following amounts: Mr. Klipsch — 30,000 restricted common shares; and Mr. Farrar — 20,000 restricted common shares. The restricted common shares granted on February 15, 2005 to Mr. Klipsch vest as follows: 2,000 shares on the date of grant and 875 shares per calendar quarter beginning on March 31, 2005. The restricted common shares granted on February 15, 2005 to Mr. Farrar vest as follows: 1,600 shares on the date of grant and 575 shares per calendar quarter beginning on March 31, 2005.

On October 1, 2004, the Covered Executives received restricted stock awards in the following amounts: Mr. Klipsch — 3,600 restricted common shares; Mr. Farrar — 3,600 restricted common shares; Mr. McCoin — 1,500 restricted common shares; Mr. Loftus — 1,500 restricted common shares; and Mr. Horn — 900 restricted common shares. The restricted common shares granted on October 1, 2004 to the Covered Executives vest in three equal annual installments as follows: one-third on October 1, 2005, one-third on October 1, 2006 and one-third on October 1, 2007.

(4)	Options granted in 2005 vest ratably in five equal annual installments as follows: 20% of the options vest on the date of grant and 20% of the options vest on each one year anniversary thereafter. Options granted in 2004 vest ratably in five equal annual installments as follows: 20% of the options vest on the date of grant and 20% of the options vest on each one year anniversary thereafter. The options granted in 2003 vest ratably in five equal annual installments as follows: 20% vest on the date of grant and 20% of the options vest on each one year anniversary thereafter. On December 20, 2005, Messrs. Klipsch, Farrar and Loftus were each granted additional options to acquire 75,000 common shares, 48,000 common shares and 36,000 common shares, respectively. These options vest ratably in five equal annual installments as follows: 20% of the options vest on the date of grant and 20% of the options vest on each one year anniversary thereafter.

(5)	Represents annual amounts of employer-paid matching contributions to the Company’s 401(k) retirement plan.

(6)	Mr. Horn joined the Company in April 2004.

(7)	On January 30, 2006, Paula J. Conroy was appointed Senior Vice President and Chief Financial Officer of the Company. She will also serve as the Company’s principal financial and accounting officer. As previously disclosed by the Company, Ms. Conroy will be paid an annual base salary equal to $160,000 for services rendered to the Company and its subsidiaries during 2006. She will also be eligible to receive an annual cash incentive bonus in an amount equal to up to 30% of her annual base salary for 2006. The actual amount paid to Ms. Conroy as an annual cash bonus will be based on a combination of corporate and individual performance goals to be determined by the Compensation Committee. On March 1, 2006, Ms. Conroy received a stock award consisting of 1,200 restricted common shares, which had a fair market value on the date of $17,808 based on the NYSE closing price of the Company’s common shares on March 1, 2006 of $14.84. Also on March 1, 2006. Ms. Conroy received an option to acquire 6,500 common shares at an exercise price of $14.84 per share. The option expires on March 1, 2016 and vests ratably in five equal annual installments as follows: 20% of the option vests on the date of grant and 20% of the option vests on each one year anniversary thereafter over the next four years.

Option/SAR Grants in 2005

The following table lists all option grants to the Covered Executives made in respect of services performed in 2005 and their potential realizable values, assuming annualized rates of share price appreciation of 5% and 10% over the term of the grant. The grants described in the table below were made on July  26, 2005 and December 20, 2005. The Company did not grant any stock appreciation rights, or SARs, during 2005.

	Individual Grants
	Number of	% of Total
	Common	Options			Potential Realizable Value at
	Shares	Granted to	Exercise		Assumed Annual Rates of Share Price
	Underlying	Employees	Price per	Expiration	Appreciation for Option Term(3)
Name of Grantee	Options(1)	in 2005	Share(2)	Date	5%	10%

Fred S. Klipsch	20,000	8.2%	$15.11	7/26/2015	$190,050	$481,630
Chairman of the Board and Chief	75,000	30.9%	$14.79	12/20/2015	$697,600	$1,767,860
Executive Officer
Frederick Farrar	18,000	7.4%	$15.11	7/26/2015	$171,050	$433,470
President, Chief	48,000	19.7%	$14.79	12/20/2015	$446,460	$1,131,430
Operating Officer and Treasurer
O.B. McCoin	12,500	5.1%	$15.11	7/26/2015	$118,780	$301,020
Executive Vice President
Daniel R. Loftus	12,500	5.1%	$15.11	7/26/2015	$118,780	$301,020
Executive Vice	36,000	14.8%	$14.79	12/20/2015	$334,850	$848,570
President, Secretary and General Counsel
Steven L. Horn	6,500	2.7%	$15.11	7/26/2015	$61,770	$156,530
Vice President, Asset Management
Paula J. Conroy(4)	—	—	—	—	—	—
Senior Vice President and Chief Financial Officer

(1)	On July 26, 2005, Messrs. Klipsch, Farrar, McCoin, Loftus and Horn received options to acquire an aggregate of 63,000 common shares at an exercise price of $15.11 per share. The options granted to these individuals vest ratably in five equal annual installments beginning on the date of grant and on each one year anniversary thereafter. On December 20, 2005, Messrs. Klipsch, Farrar and Loftus received options to acquire an aggregate of 159,000 common shares at an exercise price of $14.79 per share in recognition of their contribution to the Company during the fourth quarter of 2005. The options granted to Messrs. Klipsch, Farrar and Loftus vest ratably in five equal annual installments beginning on the date of grant and on each one year anniversary thereafter. All options granted to the Covered Executives will become immediately exercisable upon a change in control of the Company; provided that the following must have occurred: (i) a change in control must have occurred prior to the options’ expiration date; and (ii) the Covered Executive must have remained continuously employed by the Company or an affiliate of the Company from the date of grant until the date of the change in control.

(2)	Represents the reported closing price of the Company’s common shares on the NYSE on the date of grant. The Plan allows an option’s exercise price to be paid in cash, by surrendering common shares, a combination of cash and common shares or in installments.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Company’s common shares of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Company’s common shares and the date on which the options are exercised.

(4)	Ms. Conroy was not employed by the Company during 2005. On March 1, 2006, Ms. Conroy was granted an option to acquire 6,500 common shares at an exercise price of $14.84 per share. The option vests ratably in five equal annual installments beginning on the date of grant and on each one year anniversary thereafter. The option granted to Ms. Conroy will become immediately exercisable upon a change in control of the Company; provided that the following must have occurred: (i) a change in control must have occurred prior to the option’s expiration date; and (ii) Ms. Conroy must have remained continuously employed by the Company or an affiliate of the Company from the date of grant until the date of the change in control. The option expires on March 1, 2016.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

The following table summarizes the total number of common shares underlying options, both exercisable and unexercisable, held by the Covered Executives as of December 31, 2005.

Number of Shares
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			Fiscal Year-End	Fiscal Year-End(1)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	On Exercise	Realized	Unexercisable	Unexercisable

Fred S. Klipsch	50,000	$78,500	88,200/88,800	$196,962/$40,808
Chairman of the Board and Chief Executive Officer
Frederick L. Farrar	6,534	$10,258	83,866/65,600	$202,777/$39,296
President, Chief Operating Officer and Treasurer
O.B. McCoin	—	—	16,400/19,100	$39,754/$26,026
Executive Vice President
Daniel R. Loftus	—	—	22,000/47,500	$35,682/$26,898
Executive Vice President, Secretary and General Counsel
Steven L. Horn	—	—	3,300/8,200	$5,720/$8,580
Vice President, Asset Management
Paula J. Conroy(2)	—	—	—/—	—/—
Senior Vice President and Chief Financial Officer

(1)	In-the-money options are those for which the 2005 year-end market price of the underlying common shares exceeded the exercise price of the option. The value of the in-the-money options is the difference between $14.86, the market price of the Company’s common shares, as reported by the NYSE, on December 30, 2005, and the option’s exercise price multiplied by the number of common shares underlying the option.

(2)	Ms. Conroy was not employed by the Company during 2005. On March 1, 2006, Ms. Conroy was granted an option to acquire 6,500 common shares at an exercise price of $14.84 per share. The option vests ratably in five equal annual installments beginning on the date of grant and on each one-year anniversary thereafter. The option expires on March 1, 2016.

Equity Compensation Plan Information

The following table summarizes information relating to the Company’s equity compensation plans as of December 31, 2005:

Number of
Securities to be
	Issued Upon	Weighted Average
	Exercise of	Exercise Price of	Number of
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Remaining Available
	and Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders(1)	643,616	$13.55	156,384
Equity compensation plans not approved by security holders	—	—	—

Total	643,616	$13.55	156,384

(1)	Excludes 1,200,000 common shares that may be issued pursuant to the Plan, as amended and restated, if approved by the Company’s common shareholders at the Annual Meeting. Also excludes 250,000 common shares that may be issued pursuant to the ESPP, if approved by the Company’s common shareholders at the Annual Meeting.

Employment Agreements

On February 15, 2005, the Compensation Committee recommended and the Board approved employment agreements for the Company’s Chairman and Chief Executive Officer, Fred S. Klipsch, and the Company’s President, Chief Operating Officer and Treasurer, Frederick L. Farrar. The executives’ employment agreements are for a term of three years, beginning January 1, 2005 and terminating December 31, 2007 (the “Employment Period”). The employment agreements may be terminated by either party earlier in accordance with their terms.

Annual Base Salary

The employment agreements provide that Messrs. Klipsch and Farrar will be paid an annual base salary each calendar year during the Employment Period. The Compensation Committee reviews the executives’ annual base salary each year and may increase the executives’ base salary if it determines that an increase is appropriate. The executives’ annual base salary, as specified in the employment agreements, for 2005, 2006 and 2007 is set forth in the table below:

	Annual Base Salary
Executive Officer	2005	2006	2007

Fred S. Klipsch	$210,000	$350,000	$365,000
Frederick L. Farrar	$160,000	$250,000	$260,000

Annual Cash Incentive Bonus

In addition, Messrs. Klipsch and Farrar are eligible to receive an annual cash incentive bonus each year during the Employment Period. These bonuses are based upon the achievement of defined targets or other factors determined to be in the best interests of the Company, as established annually by the Compensation Committee. Upon the achievement of these defined targets or other factors, Messrs. Klipsch and Farrar are eligible to receive an annual cash bonus equal to the greater of (i) 50% of their annual base salary, or (ii) $150,000, in the case of Mr. Klipsch, or $125,000, in the case of Mr. Farrar.

Stock Awards

The employment agreements also provide Messrs. Klipsch and Farrar with a stock award consisting of 30,000 restricted common shares, in the case of Mr. Klipsch, and 20,000 restricted common shares, in the case of Mr. Farrar. These stock awards were granted on February 15, 2005. The stock awards are subject to the terms and conditions of the 2002 Stock Incentive Plan and the employment agreements. On the date of grant, 2,000 common shares subject to Mr. Klipsch’s stock award vested and 1,600 common shares subject to Mr. Farrar’s stock award vested. The remainder of the common shares subject to the stock awards vest in equal increments of 875 shares per calendar quarter, in the case of Mr. Klipsch, and 575 shares per calendar quarter, in the case of Mr. Farrar. As of December 31, 2005, 5,500 common shares subject to Mr. Klipsch’s stock award had vested, including the 2,000 common shares that vested on the date of grant. As of December 31, 2005, 3,900 common shares subject to Mr. Farrar’s stock award had vested, including the 1,600 common shares that vested on the date of grant.

Dividends on these restricted common shares are earned by the executives at the same rate as dividends on common shares.

The employment agreements provide that the unvested portion of the common shares subject to Messrs. Klipsch and Farrar’s stock awards are subject to accelerated vesting or forfeiture under certain circumstances. For example, if Mr. Klipsch or Mr. Farrar is terminated following a “change in control” of the Company, the unvested portion of the common shares subject to their stock award vests automatically. Similarly, if Mr. Klipsch or Mr. Farrar resigns for “good reason,” is terminated without “cause,” dies or becomes disabled, the unvested portion of the common shares subject to their stock award vests automatically. If Mr. Klipsch or Mr. Farrar resigns without “good reason,” the unvested portion of the common shares subject to their stock award vests as determined by the Board, in its sole discretion. If Mr. Klipsch or Mr. Farrar is terminated for “cause,” any unvested portion of the common shares subject to their stock award is forfeited.

Other Benefits

Under the employment agreements, Messrs. Klipsch and Farrar are entitled to participate in any employee benefit plan provided by the Company, and may receive any benefit the Board establishes for the Company’s executive officers, including, without limitation, annual option grants and annual stock awards.

Termination or Resignation of the Executives

Under the employment agreements, Messrs. Klipsch and Farrar are entitled to certain severance benefits in the event they are terminated or resign. The following summarizes the material terms of their severance benefits under the employment agreements.

Termination of the executive for “cause” or resignation of the executive for other than “good reason.” Under the employment agreements, if Mr. Klipsch or Farrar is terminated for “cause” or resigns for other than “good reason,” the following will occur:

•	The Company will pay Mr. Klipsch or Mr. Farrar, as the case may be, any earned and accrued, but unpaid, installment of his annual base salary through the date of termination or resignation.

•	The Company will pay Mr. Klipsch or Mr. Farrar, as the case may be, any other accrued and unpaid amounts due, excluding any annual cash bonus that is not due and payable on the date of termination or resignation.

•	The unvested and nontransferable portion of the common shares subject to the stock award made pursuant to the employment agreements and discussed above will be forfeited. All other options, restricted stock awards or other equity awards granted to Mr. Klipsch or Mr. Farrar, as the case may be, will be subject to the applicable grant instrument and the related compensation or incentive plan.

Termination of the Executives without “cause.”  Under the employment agreements, if Mr. Klipsch or Farrar is terminated without “cause,” the following will occur:

•	The Company will pay Mr. Klipsch or Mr. Farrar, as the case may be, any earned, but unpaid, installment of his annual base salary through the date of termination.

•	The Company will pay Mr. Klipsch or Mr. Farrar, as the case may be, any other accrued and unpaid amounts due.

•	Mr. Klipsch or Mr. Farrar, as the case may be, will be entitled to:

•	receive a lump sum payment equal to the greater of the product of (x) the number of whole and fractional years remaining in the Employment Period and (y) the sum of the executive’s annual base salary in effect on the date of termination and (B) the average of the executive’s annual cash bonuses paid for the prior three fiscal years preceding the year in which the termination occurs;

•	receive a lump sum payment equal to any pro rata bonus that has been earned but remains unpaid on the date of termination;

•	receive reimbursement for any expenses incurred on behalf of the Company prior to the executive’s date of termination, subject to the ordinary reimbursement policies of the Company;

•	elect automatic vesting of all outstanding options, restricted stock awards and any other equity awards granted to the executive, or settlement of these equity awards in cash;

•	participate in employer-provided medical or health insurance or benefit plans on the same terms as offered to the Company’s employees, until the later of December 31, 2007, or the first anniversary of the date of termination; and

•	receive indemnification from any liability the executive may incur under Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended.

Pursuant to the employment agreements, “cause” is generally defined to mean:

•	willful, deliberate and continued failure to perform the executive’s duties or fraud or dishonesty in connection with the performance of such duties;

•	a material breach by the executive of his fiduciary duties;

•	the executive’s conviction of any crime constituting a felony;

•	misappropriation of the Company’s funds or property; or

•	willful, flagrant, deliberate and repeat infractions of material published policies and regulations of the Company of which the executive has actual knowledge.

The employment agreements generally define “good reason” to mean:

•	the failure by the Company to reelect or reappoint the executive;

•	a material diminution of the executive’s duties, functions and responsibilities, without the executive’s consent;

•	the failure to permit the executive to exercise such responsibilities as are consistent with the executive’s positions and which are usually associated with the executive’s position;

•	the relocation of the executive more than 50 miles from Indianapolis, Indiana, without the executive’s consent;

•	the failure to make a payment when due to the executive;

•	the reduction of the executive’s:

•	annual base salary;

•	annual cash bonus, subject to certain conditions; or

•	employee welfare, fringe or pension benefits, subject to certain exceptions; or

•	direction from the Company or the Board that the executive engage in unlawful or unethical conduct or conduct contrary to the Company’s good business practices.

Change in Control Severance Agreements

In addition to the employment agreements discussed above, the Company has entered into change in control severance agreements with Messrs. Klipsch, Farrar and Loftus.

The Board believes that outstanding management of the Company is essential to advance the best interests of the Company and its shareholders. In the event of a threat or occurrence of a bid to acquire or change control of the Company or to effect a business combination, the Board believes that it is particularly important that the business of the Company be continued with a minimum of disruption. The Board further believes that the objective of securing and retaining outstanding management for the Company will be achieved if the Company’s key management employees are given assurances of employment security so that they will not be distracted by personal uncertainties and risks created by such circumstances.

The change in control severance agreements generally define a “change in control” to include the following:

•	any person or entity, other than the Company or certain affiliates of the Company, becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities representing at least 20% of the Company’s then outstanding securities entitled to vote generally in the election of the Board;

•	holders of the Company’s securities entitled to vote thereon approve any agreement with any person or entity, other than the Company or certain affiliates of the Company (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement), that involves the transfer of more than 50% of the Company’s and its affiliates’ total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the SEC;

•	subject to certain exceptions, the holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a company, regardless of whether the Company is intended to be the surviving or resulting entity after the transaction;

•	the continuing trustees cease for any reason to constitute a majority of the Board;

•	holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company, agreement for the sale or liquidation by the Company or its affiliates of substantially all of the assets of the Company and its affiliates (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or

•	the Board adopts a resolution to the effect that, in, its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a change in control of the Company has effectively occurred.

Messrs. Klipsch and Farrar’s change in control severance agreements have an initial term of three years and will expire on August 15, 2006. The term of these agreements, however, will be extended automatically for an additional year, on each August 15, unless the Company gives Mr. Klipsch or Mr. Farrar prior written notice that the term will not be extended. Mr. Loftus’s change in control severance agreement has an initial term beginning on February 3, 2006 and ending on August 1, 2008. The initial and subsequent terms will be extended for an additional year beginning on August 1, 2008 or the renewal date, and on each renewal date thereafter, unless the Company gives prior written notice that the term will not be extended.

Under the change in control severance agreement, Messrs. Klipsch, Farrar and Loftus are entitled to severance benefits under their change in control severance agreement under certain circumstances. For example, the executives are entitled severance benefits if, during the term of their agreements, a change in control occurs, and, within two years after such change in control, the Company terminates the executive’s employment without “cause” or the executive resigns with “good reason.” Similarly, Messrs. Klipsch, Farrar and Loftus are entitled to severance benefits if the Company terminates the executive’s employment without “cause” while the Company is negotiating a transaction that could result in a change in control, or the executive is terminated without “cause” and a change in control occurs within nine months of such termination.

In the event Mr. Klipsch or Mr. Farrar is entitled to severance benefits, the severance benefit is equal to three times their current salary and three times the highest bonus paid to them during the three prior years. For Mr. Loftus, the severance benefit is equal to two times Mr. Loftus’s “current cash compensation,” which is defined in the severance agreement as the sum of Mr. Loftus’s annual base salary and the average of his annual bonuses paid to him during the two prior years. Extraordinary bonuses will not be considered in determining Mr. Loftus’s current cash compensation. In addition, Mr. Loftus will be eligible to receive any benefits or payments that he is entitled to under the terms of any employee benefit plan or other arrangement or agreement. All such benefits will become vested as a result of Mr. Loftus’s termination in accordance with the severance agreement.

The agreements also provide that the Company will indemnify Messrs. Klipsch, Farrar and Loftus from any excise tax liability that the executives may incur under Internal Revenue Code of 1986, as amended, Section 4999 in the event of a change in control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained under the heading “Compensation Committee Report on Executive Compensation” shall not be deemed to be “soliciting material,” and shall not be deemed to be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under such acts.

The undersigned members of the Compensation Committee (the “Committee”) of the Board are independent, as determined by the Board and based on the Corporate Governance Rules of the NYSE.

The Committee has primary responsibility for setting the compensation of the Company’s senior executive officers in a manner that is effective and consistent with the Company’s overall executive compensation strategy. As part of that responsibility, the Committee reviews on an individual basis the performance of each of the Company’s senior executive officers, including the Chief Executive Officer and each of the executive officers named in the Summary Compensation Table in the Company’s proxy statement in connection with the Annual Meeting. We refer to these executive officers in this report as the “named executive officers.” The Committee also oversees management’s compensation decisions for the Company’s other senior executive officers and employees. In addition, the Committee oversees and approves the design, implementation and administration of the Company’s compensation and benefit plans and programs, including the Company’s 2002 Stock Incentive Plan (the “Plan”).

A more complete description of the Committee’s functions is set forth in its written charter. You may access the Committee’s written charter from the Company’s Internet web site at www.windrosempt.com. Information contained on, or connected to, the Company’s web site is not and should not be considered a part of the Company’s proxy statement.

Overview of Our Executive Compensation Philosophy

In connection with the Committee’s responsibility of determining the compensation for the Company’s Chief Executive Officer and approving the compensation for its other executive officers, the Committee’s primary objectives are to:

•	attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities, and

•	align shareholder interests and executive rewards by providing substantial incentive opportunities to be earned by the executives if they meet pay-for-performance standards designed to increase long-term shareholder value.

The Committee reviews compensation levels for the executive officers of the Company near the beginning of each calendar year. In determining compensation for a specific executive, the Committee considers many factors, including the nature of the executive’s job, the executive’s job performance compared to goals and objectives established for the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs, and the financial performance of the Company. For executive officers other than the Chief Executive Officer, the Committee considers the recommendations made by the Company’s Chief Executive Officer. The Committee also considers competitive market data compiled from independent sources.

Compensation Elements for Senior Executive Officers

The Committee has established a program that provides for the following key compensation elements: (i) annual base salaries; (ii) annual incentive bonuses; and (ii) long-term incentive awards, including stock awards and options.

Base Salaries

Base salaries paid to executive officers are reviewed annually and are adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels. In establishing base salaries, the Committee reviews the individual executive officer’s experience, performance and level of responsibility. The Committee also takes into account the salaries paid to executive officers of a comparison group of other publicly-traded REITs, and other public, general industry companies. With the exception of Mr. Horn, all of the Company’s named executive officers assumed their current positions with the Company at or around the time of the Company’s initial public offering in 2002. Since that time, the Company has experienced significant growth. Accordingly, the level of base salaries paid to named executive officers has generally increased during this period at a rate higher than would normally be anticipated in order to align their compensation with competitive market salaries. The salaries paid to our named executive officers for the past three years are shown on the Summary Compensation Table in the Company’s proxy statement.

Annual Incentive Bonuses

Annual incentive bonuses are paid to reward executives for achieving or surpassing performance goals which represent norms of excellence for the real estate industry and for execution of specific strategies of the Company. At the beginning of each year, the Committee establishes an annual cash incentive target for each named executive officer. Bonuses are paid in cash generally in the month of April and are based upon our assessment of the Company’s overall performance versus specific goals that the Committee established, and each executive’s individual performance measured against defined criteria. The overall Company performance factor is based upon a measurement system that is established annually by the Committee that considers various measures, including earnings before income taxes, depreciation and amortization (EBITDA), funds from operations (FFO) growth per common share, return on shareholders’ equity and return on real estate investments. The bonuses paid to named executive officers for the past three years are shown on the Summary Compensation Table in the Company’s proxy statement.

Long-Term Incentive Awards

The Committee determines the amount and type of long-term incentives awarded to executive officers on an annual basis, based on the executive’s level of responsibility within the Company and the factors discussed above in connection with setting annual base salaries for executive officers. Although the Committee has the ability to award a variety of incentive-based compensation under the Plan, long-term incentive opportunities that we award pursuant to the Plan generally consist of restricted stock awards and options.

The Committee believes that the interests of the Company’s shareholders and its executive officers, including the Chief Executive Officer, will be aligned if executive officers are given the opportunity to own the Company’s common shares through option grants and stock awards.

Each option grant provides the option holder with the opportunity, generally for a period of up to ten years, to purchase the Company’s common shares from the Company at a specified exercise price, which may not be less than the fair market value of the Company’s common shares on the date of grant. Options granted to named executive officers in 2005 vest twenty percent (20%) per year over a five-year period beginning on the date of grant. The vesting of options is subject to the holder’s continued employment and the terms of any grant instrument between the grantee and the Company. Any such grant instrument is approved by the Committee prior to the Company’s entry into the arrangement.

Each stock award is governed by the Company’s Plan and the individual stock award agreement between the Company and the grantee. The Committee approves the terms of each stock award in advance. In general, the stock awards made to employees in 2005 vest 33% per year over a 3-year period, subject to the holder’s continued employment. During the restricted period, the holder is paid dividends on the unvested portion of the stock award at the same rate as dividends are paid on common shares.

On December 20, 2005, Messrs. Klipsch, Farrar and Loftus received stock awards in the following amounts: Mr. Klipsch — 5,100 restricted common shares; Mr. Farrar — 3,300 restricted common shares; and

Mr. Loftus — 2,100 restricted common shares. The restricted common shares granted to these named executive officers on December 20, 2005 vest in six equal bi-annual installments beginning on June 30, 2006.

On February 15, 2005, Messrs. Klipsch and Farrar received stock awards in the following amounts: Mr. Klipsch — 30,000 restricted common shares; and Mr. Farrar — 20,000 restricted common shares. The restricted common shares granted on February 15, 2005 to Mr. Klipsch vest as follows: 2,000 common shares on the date of grant and 875 shares per calendar quarter beginning on March 31, 2005. The restricted common shares granted on February 15, 2005 to Mr. Farrar vest as follows: 1,600 common shares on the date of grant and 575 shares per calendar quarter beginning on March 31, 2005.

Other Executive Programs and Benefits

The Company maintains other employee benefit plans in which executive officers may participate. The Company sponsors a 401(k) plan whereby the Company matches employee contributions up to a pre-set percentage of the participant’s compensation.

Chief Executive Officer Compensation

In devising an appropriate compensation package for Fred S. Klipsch, the Company’s Chairman and Chief Executive Officer, the Committee is guided by the Company’s performance, competitive practices, and the Committee’s policy, discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. The Committee also evaluates Mr. Klipsch’s performance in relation to certain specified criteria that may vary from year to year. Appropriate adjustments in the compensation of the Company’s Chief Executive Officer are considered at the same time that we consider similar adjustments for the Company’s other executive officers.

Mr. Klipsch’s compensation package during the term of his employment agreement is set forth in his employment agreement. Specifically, Mr. Klipsch’s salary of $210,000 and bonus opportunity of $150,000 for the Company’s 2005 fiscal year are set forth in the terms of his employment agreement. Mr. Klipsch’s employment agreement is discussed above in more detail under the heading “Executive Compensation — Employments Agreements.” Prior to approving Mr. Klipsch’s employment agreement, the Committee reviewed publicly available information as to the compensation of the CEOs of other similarly sized REITs. The Committee believes that Mr. Klipsch’s annual base salary and bonus opportunity are competitive with compensation packages paid to CEOs of other similarly sized REITs. In addition to the bonus award procedure discussed above under “— Base Salaries,” “— Annual Incentive Bonuses” and “— Long Term Incentive Awards” that the Compensation Committee utilizes when determining the bonuses for the Company’s executive officers, the Compensation Committee also set specific goals and criteria to determine the amount of Mr. Klipsch’s 2005 bonus. Specifically, these goals and criteria relate to the Company’s growth in acquired assets and EBITDA, as well as Mr. Klipsch’s performance of certain individual objectives. The Compensation Committee has determined that the Company and Mr. Klipsch achieved all of these objectives during 2005. In addition to the cash bonus opportunity described above, the Compensation Committee may award Mr. Klipsch with stock awards, restricted or otherwise, and options based on the performance of Mr. Klipsch and the Company during the 2005 fiscal year. The Compensation Committee intends to apply similar bonus award procedures for Mr. Klipsch and the Company’s other executive officers during the Company’s 2006 fiscal year.

Summary of 2005 CEO Compensation

The following table presents the total value of the compensation provided to the Company’s Chairman of the Board and Chief Executive Officer, Fred S. Klipsch, in 2005 based on amounts included in this proxy statement under the heading entitled “Summary Compensation Table.” The dollar value for the annual compensation shown in the table reflects amounts actually paid. Any amounts actually realized by the Company’s Chairman of the Board and Chief Executive Officer will depend on the satisfaction of vesting requirements and on the price of the Company’s common shares in the future and may be materially different from the values shown below.

Long-Term
	Cash Compensation			Incentive Awards
Dividends
on Unvested
			Restricted	Restricted		Total 2005
Name and Position	Salary(1)	Bonus(2)	Common Shares(3)	Share Awards(4)	Options(5)	Compensation

Fred S. Klipsch	$202,917	$150,000	$28,789	$601,149	$91,744	$1,074,599
Chairman of the Board and Chief Executive Officer

(1)	Reflects annual base salary paid in 2005.

(2)	Reflects annual cash incentive bonus earned in 2005 but that will be paid in 2006.

(3)	Dividends on unvested restricted common shares are earned at the same rate as dividends on the Company’s common shares.

(4)	Represents the grant-date value of: (1) 30,000 restricted common shares granted on February 15, 2005 based on the NYSE closing sale price of the Company’s common shares on February 15, 2005 of $14.47; (ii) 6,000 restricted common shares granted on October 1, 2005 based on the NYSE closing sale price of the Company’s common shares on October 3, 2005 of $15.27; and (iii) 5,100 restricted common shares granted on December 20, 2005 based on the NYSE closing sale price of the Company’s common shares on December 20, 2005 of $14.79. The restricted common shares granted on February 15, 2005 vest in equal installments of 875 shares per calendar quarter beginning on March 31, 2005. The restricted common shares granted on October 1, 2005 vest in equal installments of 2,000 shares beginning on October 1, 2006. The restricted common shares granted on December 20, 2005 vest in six equal bi-annual installments of 850 shares beginning on June 30, 2006. As of December 31, 2005, approximately 13% of the common shares awarded in 2005 had vested.

(5)	On July 26, 2005, Mr. Klipsch received an option to acquire 20,000 common shares at an exercise price of $15.11. The option vests in five equal annual installments as follows: 20% on the date of grant and 20% on each one year anniversary thereafter. The option expires on July 26, 2015. On December 20, 2005, Mr. Klipsch received an option to acquire 75,000 common shares at an exercise price of $14.79. The option vests in five equal annual installments as follows: 20% on the date of grant and 20% on each one-year anniversary of the date of grant. The amount in the table represents the estimated present value of options on the date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions: (i) for options granted on July 26, 2005, a volatility of approximately 19.9%, an expected life of 7.0 years, a risk-free interest rate of approximately 4.2% and a dividend yield of 8.0%; and (ii) for options granted on December 20, 2005, a volatility of approximately 19.1%, an expected life of 7.0 years, a risk-free interest rate of approximately 4.4% and a dividend yield of 8.0%. The Company uses the simplified calculation of expected life described in Staff Accounting Bulletin 107. Management believes that this calculation provides a reasonable estimate of expected life for the Company’s option grants.

Conclusion

Executive compensation at the Company is subject to considerable focus by the Compensation Committee, the Board and senior management. The Compensation Committee believes that the Company’s compensation programs and other benefits produce a strong attraction and motivation for the Company’s executive officers and help align their interests with the interests of the Company’s shareholders.

COMPENSATION COMMITTEE
Bruce Jacobson, Chairman
David Maraman

March 29, 2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No compensation committee interlocks or insider participation on compensation decisions exist. Messrs. Jacobson and Maraman served on the Compensation Committee during 2005, and none of them has at any time been an officer or employee of the Company or its subsidiaries. Mr. Jacobson had no relationships during 2005 requiring disclosure by the Company. An affiliate of Mr. Jacobson’s employer entered into certain transactions with the Company during 2005 as described in the section of this proxy statement entitled “Certain Relationships and Related Transactions — Certain Other Relationships.” All members of our Compensation Committee are independent trustees as defined by the listing standards of the NYSE.

PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total return on the Company’s common shares to the cumulative total return of the Russell 2000 Index, NAREIT All Equity REIT Index and the SNL Healthcare REIT Index for the period beginning August 16, 2002, the date of the Company’s initial public offering, through December 31, 2005. The graph assumes that $100 was invested on August 16, 2002 and that all dividends were reinvested without the payment of any commissions. The Company cannot assure that the performance of the Company’s common shares will be indicative of future performance. The Company does not make or endorse any predictions as to future performance.

COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURNS

	As of
Index	08/16/02	12/31/02	12/31/03	12/31/04	12/31/05
Windrose Medical Properties Trust	$100.00	$86.90	$111.25	$136.23	$149.46
Russell 2000	$100.00	$98.28	$143.73	$171.25	$179.05
NAREIT All Equity REIT Index	$100.00	$96.37	$132.15	$173.88	$195.03
SNL Healthcare REIT Index	$100.00	$92.91	$144.46	$175.91	$177.70

The information contained under the heading “Performance Graph” shall not be deemed to be “soliciting material,” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under such acts.

AUDIT COMMITTEE REPORT

The information contained under the heading “Audit Committee Report” shall not be deemed to be “soliciting material,” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under such acts.

The Audit Committee, comprised of the undersigned independent trustees, is governed by a written charter adopted by our Board of Trustees on March 15, 2004. Each member of the Audit Committee has been determined by the Board to be independent in accordance with the rules and regulations of the SEC and the Corporate Governance Rules of the NYSE.

The following is the Audit Committee’s report in its role as the overseer of the Company’s financial reporting process and the Company’s independent auditor’s performance. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In performing its oversight role, the Audit Committee has reviewed, considered and discussed the audited consolidated financial statements with management and the Company’s independent auditors. The Audit Committee has also discussed with the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Audit Standards No. 90, Audit Committee Communications. The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also discussed with the Company’s independent auditors, their independence. The Company’s independent auditors have free access to the Company’s Audit Committee to discuss any matters they deem appropriate, and meet with the Audit Committee quarterly in executive sessions. The Company’s internal audit department reports directly to the Audit Committee and meets with the Audit Committee quarterly in executive sessions.

Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2005, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that KPMG LLP is in fact “independent.”

AUDIT COMMITTEE

Darell E. Zink, Chairman
Jean L. Wojtowicz
Bryan Mills

March 13, 2006

ANNUAL REPORT TO SHAREHOLDERS

The Company’s annual report to shareholders for the fiscal year ended December 31, 2005, including the Company’s consolidated financial statements, is being furnished to shareholders along with this proxy statement. The annual report to shareholders does not constitute a part of this proxy statement or the form of proxy for use in connection with the Annual Meeting. The annual report to shareholders includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

The SEC rules allow for the delivery of a single copy of an annual report to shareholders and proxy statement to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as “householding,” will save the Company printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees that hold the Company’s common shares in “street” name for beneficial owners of the Company’s common shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

If you hold common shares in your own name as a holder of record, householding will not apply to your shares. Also, if you own common shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of the Company’s proxy statements and annual reports to shareholders. To assist the Company in saving money and to provide you with better shareholder services, the Company encourages you to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000 or in writing at 17 Battery Place South, New York, New York 10004.

If you wish to request extra copies free of charge of any annual report to shareholders or proxy statement, please send your request to Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268 Attn: Secretary. You can also refer to our web site at www.windrosempt.com. Information on, or connected to, the Company’s website is not and should not be considered part of this proxy statement.

BY ORDER OF THE BOARD OF TRUSTEES,

Daniel Loftus,
Executive Vice President, Secretary and General Counsel

Indianapolis, Indiana
April 12, 2006

APPENDIX A — ARTICLES OF AMENDMENT TO ARTICLES OF AMENDMENT AND
RESTATEMENT OF DECLARATION OF TRUST

(subject to shareholder approval)

A-1

WINDROSE MEDICAL PROPERTIES TRUST

ARTICLES OF AMENDMENT

Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Section 5.2 of Article V of the Declaration of Trust of the Trust (the “Declaration of Trust”) is hereby amended and replaced in its entirety by the following:

Section 5.2.  Number and Election of Trustees.  The number of Trustees of the Trust (hereinafter the “Trustees”) is seven and the names of the Trustees are Fred S. Klipsch (Chairman of the Board of Trustees), Robert L. Bowen, Bruce M. Jacobson, David L. Maraman, Bryan A. Mills, Jean L. Wojtowicz and Darell E. Zink, Jr., which number may be increased or decreased only by the Board of Trustees pursuant to the Bylaws of the Trust. The number of Trustees of the Trust shall not be less than seven (7) nor more than ten (10) Trustees. Notwithstanding the preceding sentence, the foregoing requirement shall not be applicable for a period of up to 180 days following the date that the number of Trustees falls below seven (7) or exceeds ten (10) Trustees, for any reason. Beginning at the annual meeting of shareholders in 2007, all Trustees shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors are duly elected and qualify. Thereafter, the Trustees shall be elected at each annual meeting of shareholders.

The Trustees may change the number of Trustees, subject to the limitation set forth herein, and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names of any Trustees hereinafter elected.

SECOND: This Amendment to the Declaration of Trust (“Amendment”) has been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

THIRD: The undersigned Chairman of the Board of Trustees and Chief Executive Officer acknowledges this Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Trustees and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused this Amendment to be signed in its name and on its behalf by its Chairman of the Board of Trustees and Chief Executive Officer, and attested to by its Executive Vice President, Secretary and General Counsel, on this   day of May, 2006.

ATTEST:	WINDROSE MEDICAL PROPERTIES TRUST

By:	By:
Name: Daniel R. Loftus	Name: Fred S. Klipsch
Title: Executive Vice President, Secretary and General Counsel	Title: Chairman of the Board of Trustees and Chief Executive Officer

A-2

APPENDIX B — AMENDED AND RESTATED
WINDROSE MEDICAL PROPERTIES TRUST 2002 STOCK INCENTIVE PLAN

(subject to shareholder approval)

WINDROSE MEDICAL PROPERTIES TRUST
2002 STOCK INCENTIVE PLAN

Amended and Restated
Effective          , 200 .

ARTICLE I

DEFINITIONS

1.01.	Acquiring Person

Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty percent (20%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03.	Affiliate

Affiliate means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company.

1.04.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05.	Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06.	Board

Board means the Board of Trustees of the Company.

1.07.	Change in Control

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% (sixty-six and two-thirds percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Trustees cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.08.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09.	Committee

Committee means the Compensation Committee of the Board.

1.10.	Common Stock

Common Stock means the common shares of beneficial interest of the Company.

1.11.	Company

Company means Windrose Medical Properties Trust, a Maryland real estate investment trust.

1.12.	Continuing Trustee

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the closing date of the Company’s initial public offering of the Common Stock or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.13.	Control Affiliate

Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.14.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.15.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.16.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended as of January 1, 1990.

1.17.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange. If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.18.	Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.19.	Initial Value

Initial Value means, with respect to a corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant.

1.20.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.21.	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board, or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.

1.22.	Performance Shares

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.23.	Person

Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.24.	Plan

Plan means the Windrose Medical Properties Trust 2002 Stock Incentive Plan. This document is an amendment and restatement of the Plan that is effective          , 200 , subject to the approval of shareholders as provided in Article XVII.

1.25.	Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.26.	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.27.	Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), any member of the Board and any person or entity that provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued

Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares is 2,000,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards and in settlement of Performance Shares is 700,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares of Common Stock that may be issued as Stock Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XII. If an SAR is exercised and settled, in whole or in part, by the issuance of Common Stock, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares of Common Stock issued in settlement of the SAR exercise.

5.03.	Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 100,000 shares.

6.02.	Option Price

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment in accordance with Article XII, the price per share for Common Stock purchased on the exercise of an outstanding Option shall not be reduced (by repricing, cancellation or otherwise) without the approval of the Company’s shareholders.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.	Payment

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	Change in Control

Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.10.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11.	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted SARs in any calendar year covering more than 100,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Change in Control

Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.08.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09.	Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 40,000 shares.

8.02.	Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. A Stock Award that is not immediately nonforfeitable and transferable (other than transfers arising under securities law restrictions) shall be restricted for a period of at least one year from the date of the award.

8.03.	Performance Objectives

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company’s, an Affiliate’s or a business unit’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations per share, funds from operations, peer shareholder returns, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05.	Change in Control

Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06.	Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01.	Award

(a) In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made. Subject to the limitations stated in Sections 9.01(b) and 9.01(c), the Administrator will specify the number of shares of Common Stock covered by Performance Share awards.

(b) No Participant may receive an award of Performance Shares in any calendar year for more than 40,000 shares of Common Stock; provided, however, that if the Performance Share award will be earned over a period of two or more calendar years (a “Long-Term Award”), the maximum number of shares of Common Stock for which Performance Shares may be granted in any calendar year shall equal the product of (i) 25,000 shares times (ii) the number of whole calendar years over which the award will be earned.

(c) In addition to the limit prescribed by Section 9.01(b), the limit prescribed by this Section 9.01(c) applies if the Participant holds one or more outstanding Performance Share awards (the “Outstanding Awards”), on the date that an additional award (the “New Award” is made. If the New Award will be earned over a period of less than two calendar years, the sum of the shares of Common Stock covered by the New Award plus the Pro Rata Amount of any Outstanding Awards that are Long-Term Awards cannot exceed 40,000 shares of Common Stock. If the New Award will be a Long-Term Award, the sum of the Pro Rata Amount of the New Award plus the Pro Rata Amount of Outstanding Awards that are Long-Term Awards cannot exceed 25,000 shares of Common Stock.

(d) For purposes of Section 9.01(c), the term “Pro Rata Amount” means, with respect to each year in the performance period of a Long-Term Award, the amount determined by dividing the number of shares of Common Stock covered by the award by the number of whole calendar years in the performance period for such award.

9.02.	Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year from the date of the award. The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations per share, funds from operations, peer shareholder returns or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03.	Payment

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04.	Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05.	Nontransferability

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.	Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07.	Employee Status

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

9.08.	Change in Control

Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date. To the extent the Agreement provides that the Performance Share award will be settled with shares of Common Stock, such shares shall be nonforfeitable and transferable as of the Control Change Date.

ARTICLE X

INCENTIVE AWARDS

10.01.	Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) three hundred percent (300%) of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date the Incentive Award was granted or (ii) $1,000,000.

10.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations per share, funds from operations, peer shareholder returns or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03.	Nontransferability

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04.	Transferable Incentive Awards

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

10.06.	Change in Control

Section 10.02 to the contrary notwithstanding, any Incentive Award shall be earned in its entirety as of a Control Change Date.

10.07.	Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI

LIMITATION ON BENEFITS

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article XI, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XI, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article XI (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article XI (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, that Overpayment will be treated for all purposes as a loan ab initio that the Participant must repay to the Company together with interest at the applicable Federal rate under Code Section 7872; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Article XI, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XI, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article XI, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Article XI, the limitations and provisions of this Article XI shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII) or if shareholder approval of the amendment is required by the rules of any stock exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Performance Share Award, Option, SAR, or Incentive Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Stock Award, Performance Share Award, Option, SAR, or Incentive Award may be granted under this Plan, as amended and restated herein, more than ten years after the date this amended and restated Plan is adopted by the Board. Stock Awards, Performance Share awards, Options, SARs, and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board; provided that, this Plan, as amended and restated herein, shall not be effective unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present, within twelve months after its adoption by the Board.

APPENDIX C — EMPLOYEE SHARE PURCHASE PLAN

(subject to shareholder approval)

ARTICLE I DEFINITIONS		C-4
1.01	Acquiring Person	C-4
1.02	Administrator	C-4
1.03	Affiliate	C-4
1.04	Associate	C-4
1.05	Board	C-4
1.06	Change in Control	C-4
1.07	Code	C-5
1.08	Committee	C-5
1.09	Common Stock	C-5
1.10	Company	C-5
1.11	Continuing Trustee	C-5
1.12	Control Affiliate	C-5
1.13	Control Change Date	C-5
1.14	Date of Exercise	C-5
1.15	Date of Grant	C-5
1.16	Election Date	C-5
1.17	Eligible Person	C-6
1.18	Enrollment Form	C-6
1.19	Enrollment Period	C-6
1.20	Exchange Act	C-6
1.21	Fair Market Value	C-6
1.22	Offering Period	C-6
1.23	Option	C-6
1.24	Participant	C-6
1.25	Person	C-6
1.26	Plan	C-6
1.27	Related Entity	C-6

ARTICLE II PURPOSES		C-7

ARTICLE III ADMINISTRATION		C-7

ARTICLE IV ELIGIBILITY		C-7

ARTICLE V COMPENSATION DEDUCTIONS		C-7
5.01	Enrollment Form	C-7
5.02	Participant’s Account	C-8

ARTICLE VI OPTION GRANTS		C-8
6.01	Number of Shares	C-8
6.02	Option Price	C-8

ARTICLE VII EXERCISE OF OPTION		C-8
7.01	Automatic Exercise	C-8
7.02	Change in Control	C-8
7.03	Nontransferability	C-9
7.04	Employee Status	C-9
7.05	Delivery of Certificates	C-9
7.06	Vesting	C-9
7.07	DRIP	C-9

ARTICLE VIII WITHDRAWAL AND TERMINATION OF EMPLOYMENT		C-9
8.01	Generally	C-9
8.02	Subsequent Participation	C-10

ARTICLE IX STOCK SUBJECT TO PLAN		C-10
9.01	Aggregate Limit	C-10
9.02	Reallocation of Shares	C-10

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK		C-10

ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		C-10

ARTICLE XII GENERAL PROVISIONS		C-11
12.01	Effect on Employment and Service	C-11
12.02	Unfunded Plan	C-11
12.03	Rules of Construction	C-11

ARTICLE XIII AMENDMENT		C-11

ARTICLE XIV DURATION OF PLAN		C-11

ARTICLE XV EFFECTIVE DATE OF PLAN		C-11

ARTICLE I

DEFINITIONS

1.01	Acquiring Person

Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty percent (20%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board

1.02	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03	Affiliate

Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Board designates as a participating employer in the Plan.

1.04	Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05	Board

Board means the Board of Trustees of the Company.

1.06	Change in Control

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% (sixty-six and two-thirds percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Trustees cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.07	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08	Committee

Committee means the Compensation Committee of the Board.

1.09	Common Stock

Common Stock means the common shares of beneficial interest of the Company.

1.10	Company

Company means Windrose Medical Properties Trust, a Maryland real estate investment trust.

1.11	Continuing Trustee

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the closing date of the Company’s initial public offering of the Common Stock or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.12	Control Affiliate

Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.13	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.14	Date of Exercise

Date of Exercise means the twenty-fourth day of each month during an Offering Period or, in the cast of a Participant who is a member of the Board and not an employee of the Company or an Affiliate, the twenty-fourth day of the month in which the Board retainer fee is payable. If the Common Stock is not traded on the New York Stock Exchange on that day, the Date of Exercise shall be the next day that the Common Stock is so traded.

1.15	Date of Grant

Date of Grant means the first day of each month during the term of the Plan; provided, however, that the initial Date of Grant shall be June 1, 2006.

1.16	Election Date

Election Date means the last business day coincident with or immediately preceding the last day of the Enrollment Period.

1.17	Eligible Person

Eligible Person means(a) an employee of the Company or an Affiliate who is classified as a full-time employee under the payroll procedures of the Company or Affiliate and (b) a member of the Board.

1.18	Enrollment Form

Enrollment Form means the form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his compensation in accordance with Article V.

1.19	Enrollment Period

Enrollment Period means the period beginning on the date prescribed by the Administrator and ending on the following December 15 during the term of the Plan.

1.20	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.21	Fair Market Value

Fair Market Value means, as of each Date of Exercise (or Date of Grant and Control Change Date for purposes of Section 7.02), the average reported “closing” price of a share of Common Stock on the New York Stock Exchange for the preceding five days on which the Common Stock was traded.

1.22	Offering Period

Offering Period means the period beginning on the date the Plan is approved by shareholders and ending on the following December 31 and thereafter each calendar year during the term of the Plan.

1.23	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.24	Participant

Participant means an Eligible Person who satisfies the requirements of Article IV and who elects to receive an Option.

1.25	Person

Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.26	Plan

Plan means the Windrose Medical Properties Trust Share Purchase Plan.

1.27	Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Each person who is or will be an Eligible Person on the first day of an Offering Period may elect to participate in the Plan by completing an Enrollment Form in accordance with Section 5.01 and returning it to the Administrator on or before the Election Date.

ARTICLE V

COMPENSATION DEDUCTIONS

5.01	Enrollment Form

(a) An Eligible Person who satisfies the requirements of Article IV becomes a Participant for an Offering Period by completing an Enrollment Form and returning it to the Administrator on or before the Election Date. The Participant’s Enrollment Form shall authorize deductions from his or her compensation for purposes of the Plan and shall specify the whole dollar amount of compensation to be deducted; provided, however, that the amount shall be at least $50 and not more than $7,500 for each month (or portion of a month) in an Offering Period or, in the case of a Participant who is a member of the Board and not an employee of the Company or an Affiliate, $9,000 for each calendar quarter (or portion of a quarter) in an Offering Period.

(b) A Participant may not contribute to, or otherwise accumulate funds under, the Plan except by compensation deductions in accordance with his or her Enrollment Form.

(c) A Participant’s Enrollment Form becomes operative on the Election Date but only if, in the case of Participants who are subject to Section 16 of the Exchange Act, the Enrollment Form is approved by the Committee. An Enrollment Form may be amended or revoked before the Election Date. Once an Enrollment Form becomes operative it will continue in effect, and may not be amended, until the earlier of the Date of

Exercise, the Participant’s termination of employment or the Participant’s withdrawal from the Plan in accordance with Section 8.01.

5.02	Participant’s Account

A recordkeeping account shall be established for each Participant. All amounts deducted from a Participant’s compensation pursuant to his or her Enrollment Form shall be credited to his or her account. No interest will be paid or credited to the account of any Participant.

ARTICLE VI

OPTION GRANTS

6.01	Number of Shares

(a) Each Eligible Person who is a Participant on the Date of Grant shall be granted an Option as of the Date of Grant. The number of shares of Common Stock subject to such Option shall be the number of whole shares determined by dividing the option price into the balance credited to the Participant’s account as of the seventeenth day of the month that includes the Date of Exercise.

(b) An Option covering a fractional share will not be granted under the Plan. Any amount remaining to the credit of the Participant’s account after the exercise of an Option shall remain in the account and applied to the payment of the option price of the Option granted in the next month or, in the case of the last month in an Offering Period, the following Offering Period, if the Participant continues to participate in the Plan or, if he or she does not continue to participate in the Plan, shall be returned to the Participant.

6.02	Option Price

(a) The price per share for Common Stock purchased during an Offering Period shall be determined by the Committee before the first day of the Offering Period; provided, however, that the price per share shall not be less than eighty-five percent of the Fair Market Value.

(b) The preceding Section 6.02(a) to the contrary notwithstanding, the price per share for Common Stock purchased on the exercise of an Option by a Participant who is an employee of the Company or an Affiliate shall be the Fair Market Value with respect to any balance in the account in excess of $3,500 that is applied to the exercise of an Option.

ARTICLE VII

EXERCISE OF OPTION

7.01	Automatic Exercise

Subject to the provisions of Articles VIII, IX and XI, each Option shall be exercised automatically as of the Date of Exercise next following the Option’s Date of Grant for the number of whole shares of Common Stock that may be purchased at the option price for that Option with the balance credited to the Participant’s account.

7.02	Change in Control

Notwithstanding any other provision of this Plan, in the event of a Change in Control the Committee may prescribe that (i) the Date of Exercise for all outstanding Options shall be the Control Change Date (in which case the option price per share shall be eighty-five percent of the Fair Market Value on the Control Change Date), (ii) all outstanding Options shall be canceled as of the Control Change Date and each Participant shall be entitled to a payment per share (in cash or other property as determined by the Committee), equal to the Fair Market Value of the number of shares of Common Stock that would have been issued to the Participant if the Option had been exercised under the preceding clause (i) (without a refund of the amount credited to the Participant’s account) or (iii) a substitute option shall be granted for each outstanding Option in accordance with Section 424 of the Code.

7.03	Nontransferability

Each Option granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04	Employee Status

For purposes of determining whether an individual is employed by the Company or an Affiliate, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05	Delivery of Certificates

Subject to the provisions of Articles IX and XI, the Company shall deliver, to a broker designated by the Administrator, the certificate or certificates evidencing the shares of Common Stock acquired by each Participant during an Offering Period. Certificates evidencing the shares acquired by a Participant shall be delivered to the Participant as promptly as possible following the Participant’s request to such broker or, upon the Participant’s direction, the broker shall sell such shares of Common Stock and deliver the net sales proceeds to the Participant.

7.06	Vesting

A Participant’s interest in the Common Stock purchased upon the exercise of an Option shall be immediately vested and nonforfeitable.

7.07	DRIP

Shares acquired by a Participant under the Plan shall be enrolled in any dividend reinvestment plan maintained by the Company until the Participant withdraws such shares from the broker in accordance with Section 7.05 or the Participant transfers ownership of the shares.

ARTICLE VIII

WITHDRAWAL AND TERMINATION OF EMPLOYMENT

8.01	Generally

A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from Participation in the Plan for that Offering Period by giving written notice to that effect to the Administrator at any time before the Date of Exercise. In that event, all of the payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of the notice of withdrawal and no further payroll deductions will be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she ceases to be an Eligible Person for any reason. A Participant also shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she (i) requests delivery of a certificate or certificates evidencing shares of Common Stock acquired during the current Offering Period or (ii) directs the broker designated by the Administrator under Section 7.05 to sell shares of Common Stock acquired during the current Offering Period. For purposes of the preceding sentence, a Participant shall be deemed to first request delivery of certificates or sell shares of Common Stock acquired in prior Offering Periods.

8.02	Subsequent Participation

A Participant who has withdrawn his participation in the Plan under Section 8.01 may submit a new Enrollment Form to the Administrator and resume participation in the Plan for any later Offering Period, provided that he or she satisfies the requirements of Article IV and the Administrator receives his or her Enrollment Form on or before the Election Date.

ARTICLE IX

STOCK SUBJECT TO PLAN

9.01	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 250,000 shares. Shares of Common Stock issued under this Plan may be authorized but unissued shares, treasury shares or shares acquired by the Company for issuance under this Plan. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

9.02	Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof shall be reallocated to other Options to be granted under this Plan.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.

ARTICLE XI

COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII

GENERAL PROVISIONS

12.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.

12.02	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIII

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants, (iii) the amendment reduces the option price or (iv) shareholder approval is required under the rules of a stock exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

ARTICLE XIV

DURATION OF PLAN

No Option may be granted under this Plan after December 31, 2016.

ARTICLE XV

EFFECTIVE DATE OF PLAN

Options may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve months after this Plan is adopted by the Board.

Ú     FOLD AND DETACH HERE AND READ THE REVERSE SIDE     Ú

PROXY
WINDROSE MEDICAL PROPERTIES TRUST
3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
WINDROSE MEDICAL PROPERTIES TRUST
      The undersigned hereby appoints FREDERICK L. FARRAR and DANIEL R. LOFTUS, and each or either of them, as proxies, with full power of substitution, and hereby authorizes them to vote, as designated herein, all common shares of beneficial interest, $0.01 par value per share, of Windrose Medical Properties Trust held of record by the undersigned shareholder as of the close of business on March 20, 2006, at the annual meeting of shareholders to be held on May 18, 2006, and at any adjournment or postponement thereof.
      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of Class I trustees, “FOR” the approval of the Charter Amendment, “FOR” the approval of the amendment and restatement of the 2002 Stock Incentive Plan, “FOR” the approval of the Employee Share Purchase Plan and “FOR” the ratification of the Audit Committee’s selection of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2006.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARE PROMPTLY USING THE ENCLOSED ENVELOPE.
(Please complete, date and SIGN on the reverse side)

Windrose Medical Properties Trust
Voting by telephone or over the Internet is quick, easy and immediate. As a Windrose Medical Properties Trust common shareholder of record, you have the option of voting your common shares electronically over the Internet or by telephone, eliminating the need to return this proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 17, 2006.
To Vote Your Proxy Over the Internet
 www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your common shares.
To Vote Your Proxy By Telephone
 1 (866) 894-0537
 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call the above telephone number. Follow the voting instructions to vote your common shares.
PLEASE DO NOT RETURN THE PROXY CARD BELOW IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.
To Vote Your Proxy by Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS I TRUSTEES, “FOR” THE CHARTER AMENDMENT, “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2002 STOCK INCENTIVE PLAN, “FOR” THE EMPLOYEE SHARE PURCHASE PLAN AND “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
Please mark your votes like this	☒

			WITHHOLD	FOR ALL
		FOR	AUTHORITY	EXCEPT
		ALL	FOR ALL	(See instructions
		NOMINEES	NOMINEES	below)
1.	PROPOSAL ONE — ELECTION OF CLASS I TRUSTEES NOMINEES: 01. Robert L. Bowen 02. Bruce M. Jacobson 03. Bryan A. Mills	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the name of any nominee from which you wish to withhold.

2.	PROPOSAL TWO — APPROVAL OF THE CHARTER AMENDMENT	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL THREE — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	PROPOSAL FOUR — APPROVAL OF THE EMPLOYEE SHARE PURCHASE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	PROPOSAL FIVE — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of shareholders and any adjournments or postponements thereof.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Title (Signature, if held jointly)	Dated:	, 2006.

NOTE: Please sign exactly as your name or names appear on the proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.